                                                                  EXECUTION COPY


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                               U.S. $105,000,000


                               CREDIT AGREEMENT


                          DATED AS OF APRIL 21, 1998


                                     AMONG


                        DIAMOND BRANDS OPERATING CORP.,
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,


                          DLJ CAPITAL FUNDING, INC.,
                             as Syndication Agent,


                            WELLS FARGO BANK, N.A.,
                           as Administrative Agent,

                                      and

                     MORGAN STANLEY SENIOR FUNDING, INC.,
                            as Documentation Agent

                                 ARRANGED BY:


              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

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                        _______________________________

                               CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

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SECTION 1.  DEFINITIONS...................................................    3

     1.1    Certain Defined Terms.........................................    3
     1.2    Accounting Terms; Utilization of GAAP for Purposes of
             Calculations Under Agreement.................................   38
     1.3    Other Definitional Provisions and Rules of Construction.......   39

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS....................   40

     2.1    Commitments; Making of Loans; Notes...........................   40
     2.2    Interest on the Loans.........................................   47
     2.3    Fees..........................................................   53
     2.4    Repayments, Prepayments and Reductions in Revolving Loan
             Commitments; General Provisions Regarding Payments...........   54
     2.5    Use of Proceeds...............................................   68
     2.6    Special Provisions Governing Eurodollar Rate Loans............   69
     2.7    Increased Costs; Taxes; Capital Adequacy......................   72
     2.8    Obligation of Lenders and Issuing Lenders to Mitigate.........   77
     2.9    Replacement of Lender.........................................   77

SECTION 3.  LETTERS OF CREDIT.............................................   79

     3.1    Issuance of Letters of Credit and Lenders' Purchase of
             Participations Therein.......................................   79
     3.2    Letter of Credit Fees.........................................   85
     3.3    Drawings and Reimbursement of Amounts Paid Under Letters
             of Credit....................................................   86
     3.4    Obligations Absolute..........................................   89
     3.5    Indemnification; Nature of Issuing Lenders' Duties............   90
     3.6    Increased Costs and Taxes Relating to Letters of Credit.......   91
     3.7    Conflict among Documents......................................   92
     3.8    Issuing Affiliate.............................................   92

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT.....................   92

     4.1    Conditions to Term Loans and Initial Revolving Loans and
             Swing Line Loans.............................................   93
     4.2    Conditions to All Loans.......................................  102
     4.3    Conditions to Letters of Credit...............................  103
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                                      (i)
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     4.4    Items to be Delivered After the Closing Date..................  103

SECTION 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES......................  104

     5.1    Organization, Powers, Qualification, Good Standing,
             Business and Subsidiaries....................................  104
     5.2    Authorization of Borrowing, etc...............................  105
     5.3    Financial Condition...........................................  107
     5.4    No Material Adverse Change; No Restricted Junior Payments.....  108
     5.5    Title to Properties; Liens; Real Property.....................  108
     5.6    Litigation; Adverse Facts.....................................  109
     5.7    Payment of Taxes..............................................  109
     5.8    Performance of Agreements; Materially Adverse Agreements;
             Material Contracts...........................................  110
     5.9    Governmental Regulation.......................................  110
     5.10   Securities Activities.........................................  110
     5.11   Employee Benefit Plans........................................  111
     5.12   Certain Fees..................................................  111
     5.13   Environmental Protection......................................  112
     5.14   Employee Matters..............................................  113
     5.15   Solvency......................................................  113
     5.16   Matters Relating to Collateral................................  113
     5.17   Disclosure....................................................  114

SECTION 6.  COMPANY'S AFFIRMATIVE COVENANTS...............................  115

     6.1    Financial Statements and Other Reports........................  115
     6.2    Legal Existence, etc..........................................  122
     6.3    Payment of Taxes and Claims; Tax Consolidation................  122
     6.4    Maintenance of Properties; Insurance; Application of Net
             Insurance/Condemnation  Proceeds.............................  123
     6.5    Inspection Rights.............................................  124
     6.6    Compliance with Laws, etc.....................................  124
     6.7    Company's Actions Regarding Hazardous Materials Activities,
             Environmental Claims and Violations of Environmental Laws....  124
     6.8    Execution of Subsidiary Guaranty and Personal Property
             Collateral Documents by Certain Subsidiaries and Future
             Subsidiaries; IP Collateral..................................  127
     6.9    Conforming Leasehold Interests; Matters Relating to
             Additional Real Property Collateral..........................  128
     6.10   Interest Rate Protection......................................  131
     6.11   Year 2000 Covenant............................................  131

SECTION 7.  COMPANY'S NEGATIVE COVENANTS..................................  131

     7.1    Indebtedness..................................................  131
     7.2    Liens and Related Matters.....................................  133
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                                      (ii)
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     7.3    Investments; Joint Ventures...................................  134
     7.4    Contingent Obligations........................................  135
     7.5    Restricted Junior Payments....................................  136
     7.6    Financial Covenants...........................................  137
     7.7    Restriction on Fundamental Changes; Asset Sales and
             Acquisitions.................................................  141
     7.8    Consolidated Capital Expenditures.............................  143
     7.9    Restriction on Leases.........................................  144
     7.10   Sales and Lease-Backs.........................................  144
     7.11   Sale or Discount of Receivables...............................  145
     7.12   Transactions with Stockholders and Affiliates.................  145
     7.13   Disposal of Subsidiary Equity.................................  145
     7.14   Conduct of Business...........................................  145
     7.15   Amendments of Documents Relating to Subordinated Indebtedness,
             Holdings Discount Debentures and Holdings Preferred Stock;
             Amendment to Recapitalization Agreement......................  146
     7.16   Fiscal Year...................................................  147

SECTION 8.  EVENTS OF DEFAULT.............................................  147

     8.1    Failure to Make Payments When Due.............................  147
     8.2    Default in Other Agreements...................................  147
     8.3    Breach of Certain Covenants...................................  148
     8.4    Breach of Representations and Warranty........................  148
     8.5    Other Defaults Under Loan Documents...........................  148
     8.6    Involuntary Bankruptcy; Appointment of Receiver, etc..........  148
     8.7    Voluntary Bankruptcy; Appointment of Receiver, etc............  149
     8.8    Judgments and Attachments.....................................  149
     8.9    Dissolution...................................................  149
     8.10   Employee Benefit Plans........................................  149
     8.11   Change in Control.............................................  150
     8.12   Invalidity of Guaranties; Failure of Security; Repudiation
             of Obligations...............................................  150
     8.13   Action Relating to Certain Subordinated Indebtedness of
             Company and Holdings Discount Debentures.....................  151
     8.14   Failure to consummate the transactions under the
             Recapitalization Agreement...................................  151

SECTION 9.  THE AGENTS....................................................  152

     9.1    Appointment...................................................  152
     9.2    Powers and Duties; General Immunity...........................  154
     9.3    Representations and Warranties; No Responsibility For
             Appraisal of Credit-worthiness...............................  156
     9.4    Right to Indemnity............................................  156
     9.5    Successor Agents and Swing Line Lender........................  157
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                                     (iii)
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     9.6    Collateral Documents and Guaranties...........................  158

SECTION 10. MISCELLANEOUS.................................................  159

     10.1   Assignments and Participations in Loans and Letters of Credit.  159
     10.2   Expenses......................................................  162
     10.3   Indemnity.....................................................  164
     10.4   Set-Off; Security Interest in Deposit Accounts................  165
     10.5   Ratable Sharing...............................................  165
     10.6   Amendments and Waivers........................................  166
     10.7   Independence of Covenants.....................................  168
     10.8   Notices.......................................................  169
     10.9   Survival of Representations, Warranties and Agreements........  169
     10.10  Failure or Indulgence Not Waiver; Remedies Cumulative.........  169
     10.11  Marshalling; Payments Set Aside...............................  169
     10.12  Severability..................................................  170
     10.13  Obligations Several; Independent Nature of Lenders' Rights....  170
     10.14  Headings......................................................  170
     10.15  Applicable Law................................................  170
     10.16  Successors and Assigns........................................  171
     10.17  Consent to Jurisdiction and Service of Process................  171
     10.18  Waiver of Jury Trial..........................................  172
     10.19  Confidentiality...............................................  172
     10.20  Counterparts; Effectiveness...................................  173

            Signature pages...............................................  S-1
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                                      (iv)

                                   EXHIBITS


I.          FORM OF NOTICE OF BORROWING
II.         FORM OF NOTICE OF CONVERSION/CONTINUATION
III.        FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV.         FORM OF TRANCHE A TERM NOTE
V.          FORM OF TRANCHE B TERM NOTE
VI.         FORM OF REVOLVING NOTE
VII.        FORM OF SWING LINE NOTE
VIII.       FORM OF COMPLIANCE CERTIFICATE
IX.         FORM OF OPINION OF COUNSEL TO COMPANY
X.          FORM OF OPINION OF O'MELVENY & MYERS LLP
XI.         FORM OF ASSIGNMENT AGREEMENT
XII.        FORM OF CERTIFICATE RE NON-BANK STATUS
XIII.       FORM OF COMPANY PLEDGE AGREEMENT
XIV.        FORM OF COMPANY SECURITY AGREEMENT
XV.         FORM OF COMPANY COPYRIGHT SECURITY AGREEMENT
XVI.        FORM OF COMPANY TRADEMARK SECURITY AGREEMENT
XVII.       FORM OF COMPANY PATENT SECURITY AGREEMENT
XVIII.      FORM OF SUBSIDIARY GUARANTY
XIX.        FORM OF SUBSIDIARY PLEDGE AGREEMENT
XX.         FORM OF SUBSIDIARY SECURITY AGREEMENT
XXI.        FORM OF SUBSIDIARY COPYRIGHT SECURITY AGREEMENT
XXII.       FORM OF SUBSIDIARY TRADEMARK SECURITY AGREEMENT
XXIII.      FORM OF SUBSIDIARY PATENT SECURITY AGREEMENT
XXIV.       FORM OF HOLDINGS PLEDGE AGREEMENT
XXV.        FORM OF HOLDINGS GUARANTY
XXVI.       FORM OF MORTGAGE
XXVII.      FORM OF SOLVENCY CERTIFICATE
XXVIII.     FORM OF OPINIONS OF LOCAL COUNSEL
XXIX.       FORM OF COLLATERAL ACCOUNT AGREEMENT

                                      (v)

                                   SCHEDULES


2.1         LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1         EXISTING LETTERS OF CREDIT
4.1C        CLOSING DATE MORTGAGED PROPERTIES
5.1         SUBSIDIARIES OF COMPANY
5.5         REAL PROPERTY
5.6         LITIGATION
5.8         MATERIAL CONTRACTS
5.13        ENVIRONMENTAL MATTERS
7.1         CERTAIN EXISTING INDEBTEDNESS
7.2         CERTAIN EXISTING LIENS
7.3         CERTAIN EXISTING INVESTMENTS
7.4         CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.12        AFFILIATE TRANSACTIONS

                                      (vi)

                        DIAMOND BRANDS OPERATING CORP.

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT is dated as of April 21, 1998, and entered into by and among DIAMOND BRANDS OPERATING CORP., a Delaware corporation ("COMPANY"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent hereunder for Lenders (in such capacity, "SYNDICATION AGENT"), and WELLS FARGO BANK, N.A., as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT"), and MORGAN STANLEY SENIOR FUNDING, INC., as documentation agent for Lenders (in such capacity, "DOCUMENTATION AGENT").


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Diamond Brands Incorporated, a Minnesota corporation ("Holdings"), proposes to effect a recapitalization (the "Recapitalization") by, among other things, redeeming all of its issued and outstanding common stock, $0.01 par value per share (the "Holdings Common Stock") (other than the Holdings Common Stock having an implied value, based on the per share price of the repurchase of Holdings Common Stock, of $15,000,000 (such shares of Holdings Common Stock not being redeemed, the "Retained Shares")) for an aggregate redemption price not exceeding $211,503,000 (subject to certain working capital and debt adjustments) from its existing shareholders (the "Existing Shareholders");

     WHEREAS, the Retained Shares will represent 22.5% of the outstanding shares of Holdings Common Stock after giving effect to the full exercise of the Holdings Warrants (all capitalized terms used otherwise not defined shall have the meanings assigned to such terms in subsection 1.1) and will be continued to be held by certain of the Existing Shareholders;

     WHEREAS, in connection with the Recapitalization, Holdings established Company prior to the Closing Date;

     WHEREAS, in connection with the Recapitalization, Holdings proposes to (i) issue $84,000,000 aggregate principal amount at maturity of 12 7/8% Senior Discount Debentures due 2009 (the "Holdings Discount Debentures"), the aggregate gross proceeds of which will be $45,105,480; and (ii) issue 12% Paid-in-Kind Preferred Stock of Holdings par value $1,000 per share (the "Holdings Preferred Stock"), with a mandatory redemption date of October 15, 2009, to Seaver Kent-TPG Partners, L.P. and

Seaver Kent I Parallel, L.P. (collectively, the "Principals") and other investors for an aggregate purchase price equal to $47,000,000, together with warrants to purchase shares of Holdings Common Stock ("Holdings Warrants");

     WHEREAS, the shares of Holdings Common Stock issuable upon the full exercise of the Holdings Warrants would represent 77.5% of the outstanding shares of Holdings Common Stock after giving effect to such issuance;

     WHEREAS, in connection with the Recapitalization, Holdings proposes to contribute all of its assets and the gross proceeds of the issuance of the Holdings Discount Debentures and the Holdings Preferred Stock to Company;

     WHEREAS, in connection with the Recapitalization, Company proposes to issue $100,000,000 in aggregate principal amount of 10 1/8% Senior Subordinated
Notes due 2008 (the "Senior Subordinated Notes");

     WHEREAS, in connection with the Recapitalization, Holdings expects that it will repay substantially all of its and its Subsidiaries' funded debt obligations existing immediately prior to the consummation of the Recapitalization;

     WHEREAS, upon the consummation of the Recapitalization, Holdings will own all of the outstanding capital stock of Company and the Subsidiaries of Holdings prior to the Closing Date will become direct Subsidiaries of Company (the Recapitalization, the issuance of the Holdings Discount Debentures, the Holdings Preferred Stock and the Senior Subordinated Notes and the repayment of the prior Indebtedness of Holdings and its Subsidiaries being the "Transactions");

     WHEREAS, Lenders have agreed to extend certain credit facilities to Company, the proceeds of which will be used by Company, together with the proceeds of the sale of the Senior Subordinated Notes, the Holdings Discount Debentures and the Holdings Preferred Stock to (i) cause the redemption of all of the issued and outstanding capital stock of Holdings (other than Retained Shares) for an aggregate redemption price not exceeding $211,503,000; (ii) to cause the payment in full of all of the existing indebtedness of Holdings and its Subsidiaries in an aggregate principal amount not exceeding $49,497,000, together with accrued interest and any prepayment penalties related thereto;
(iii) to pay the transaction costs in connection with the Transactions (excluding those costs and expenses of the Existing Shareholders that will be paid by Holdings but which will result in a decrease in the redemption price to be paid to the Existing Shareholders by virtue of a working capital adjustment, the "Transaction Costs") in an aggregate amount not exceeding $12,500,000; and
(iv) to provide for working capital and/or other general purposes of Company and its Subsidiaries;

     WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a first priority Lien on substantially all of its personal property and its real property including a pledge of all of the capital stock of its Domestic Subsidiaries and a pledge of 65% of the capital stock of its Foreign Subsidiaries that are owned by Company or a Domestic Subsidiary;

     WHEREAS, all of Company's Domestic Subsidiaries have agreed to guarantee the Obligations hereunder and under the other Loan Documents and each of the Domestic Subsidiaries has agreed to secure its guaranty by granting to Administrative Agent on behalf of Lenders, a first priority Lien on substantially all of its respective personal property and substantially all of its respective real property including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 65% of the capital stock of each of its Foreign Subsidiaries that is owned by Company or a Domestic Subsidiary; and

     WHEREAS, Holdings has agreed to guarantee the Obligations hereunder and under the other Loan Documents and Holdings has further agreed to secure its guaranty by pledging to Administrative Agent on behalf of Lenders all of the capital stock of Company.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders, Syndication Agent and Administrative Agent agree as follows:


SECTION 1.  DEFINITIONS

1.1  CERTAIN DEFINED TERMS.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

     "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation to first class banks in the
                  --------
London interbank eurodollar market by Administrative Agent for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Administrative Agent for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the event Administrative Agent is not making, converting to or continuing such a Eurodollar Rate Loan) with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve
--                                 -----
requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

     "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

     "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person.

     "AFFILIATED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "AGENTS" means, collectively, the Syndication Agent and Administrative
Agent.

     "AGREEMENT" means this Credit Agreement dated as of April 21, 1998, as it may be amended, supplemented or otherwise modified from time to time.

     "APPLICABLE COMMITMENT FEE MARGIN" has the meaning assigned to such term in subsection 2.3A.

     "ARRANGER" means Donaldson, Lufkin & Jenrette Securities Corporation, as arranger of the credit facilities described herein.

     "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the equity ownership of any of Company's Subsidiaries (other than directors' qualifying shares), (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business, (b) Cash Equivalents, (c) obsolete or surplus equipment sold for not in excess of $2,000,000 in the aggregate for each Fiscal Year but only to the extent of any Net Asset Sale Proceeds therefrom that are reinvested in any property, plant or equipment of Company or its Subsidiary, and (d) any such other assets to the extent that (i) the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less and
(ii) the aggregate value of such assets sold in any Fiscal Year is equal to $2,000,000 or less).

     "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.
        ----------

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

     "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

     "BASE RATE MARGIN" has the meaning assigned to such term in subsection 2.2A(i)(a)(I).

     "BUSINESS" means, at any time of determination, the business of Holdings and its Subsidiaries as conducted immediately prior to the Closing Date. Upon the consummation of the Transactions, Company and its Subsidiaries will engage in the Business and other activities to the extent permitted under subsection 7.14.

     "BUSINESS DAY" means for all purposes other than as covered by the definition of Eurodollar Business Day, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of New York, New York, Minneapolis, Minnesota, San Francisco, California or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CASH" means money, currency or a credit balance in a Deposit Account.

     "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S)(S) 9601 et seq.), as amended.
                                     -- ---

     "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Administrative Agent
        -----------
pursuant to subsection 2.7B(iii).

     "CLOSING DATE" means April 21, 1998.

     "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

     "COLLATERAL DOCUMENTS" means the Holdings Pledge Agreement, the Company Copyright Security Agreement, the Company Pledge Agreement, the Company Security Agreement, the Company Patent Security Agreement, the Company Trademark Security

Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Copyright Security Agreements, the Subsidiary Patent Security Agreements, the Subsidiary Trademark Security Agreements, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

     "COMMERCIAL LETTER OF CREDIT" means any letter of credit payable on sight or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

     "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

     "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

     "COMPANY COPYRIGHT SECURITY AGREEMENT" means the Company Copyright Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Company Copyright Security
               ----------
Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

     "COMPANY PATENT SECURITY AGREEMENT" means the Company Patent Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVII annexed hereto, as such Company Patent Security
               ------------
Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

     "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit
                                                                       -------
XIII annexed hereto, as such Company Pledge Agreement may thereafter be amended,
----
supplemented or otherwise modified from time to time.

     "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of
Exhibit XIV annexed hereto, as such Company Security Agreement may thereafter be
-----------
amended, supplemented or otherwise modified from time to time.

     "COMPANY TRADEMARK SECURITY AGREEMENT" means the Company Trademark Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XVI annexed hereto, as such Company Trademark Security
               -----------
Agreement
may thereafter be amended, supplemented or otherwise modified from time to time.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of
Exhibit VIII annexed hereto delivered to Administrative Agent and Lenders by
------------
Company pursuant to subsection 6.1(iv).

     "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "purchases of property, plant and equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this
             ----
definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person in accordance with the provisions of subsection 7.7(ii) that, as a result of such acquisition, becomes a Subsidiary of Company.

     "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

     "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of any Indebtedness.

     "CONSOLIDATED EBITDA" means, for any period, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense (excluding any interest income received by Company and its

Subsidiaries to the extent included in Consolidated Net Income), (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense (including, without limitation, non-cash financing fees, goodwill, organization costs and expenses, inventory write-ups associated with purchase accounting pursuant to APB No. 16 or 17), and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing
                                 ----
Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such
           -----
period of (a) mandatory and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) voluntary prepayments of Consolidated Total Debt permitted under this Agreement to the extent such Consolidated Total Debt is permanently reduced in connection with such repayments (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such payments), (c) Consolidated Capital Expenditures paid in cash (without duplication, net of any proceeds of any related debt or equity financings with respect to such expenditures), (d) Consolidated Interest Expense, (e) the payment of or provision for current taxes of Holdings and its Subsidiaries on a consolidated basis, including those specified in the Tax Sharing Agreement, and payable in cash with respect to such period, and (f) fees and expenses incurred by Company relating to Hedge Agreements.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense, (ii) Consolidated Capital Expenditures, (iii) scheduled principal payments in respect of Consolidated Total Debt, and (iv) dividends made by Company to Holdings permitted under subsection 7.5(ii) to allow Holdings to make scheduled interest payments on the Holdings Discount Debentures after the fifth anniversary of the Closing Date, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that for the purposes of calculating the Consolidated Fixed Charges in
--------
connection with the Minimum Fixed Charge Coverage Ratio in subsection 7.6A, Consolidated Capital Expenditures shall be reduced by the amount of any expenditures of Company or any of its Subsidiaries in connection with any Permitted Acquisition permitted under subsection 7.7(ii) to the extent that such expenditures are made at the time of such acquisition and constitute Consolidated Capital Expenditures and any and all expenditures made in connection with such Permitted Acquisition thereafter shall constitute Consolidated Capital Expenditures for the purposes of the foregoing.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense net of any interest income received by Company or any of its Subsidiaries (including that portion of interest expense attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Arranger and Agents on or before the Closing Date.

     "CONSOLIDATED LEVERAGE RATIO" means, for any period, the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of any Fiscal Quarter; provided that for
                                                              --------
the calculation of the Consolidated Leverage Ratio under this Agreement for any purpose, to the extent that during the period for which calculation is being made, Company or any Subsidiary of Company has made a Permitted Acquisition permitted under subsection 7.7(ii) or has disposed of any assets or operations in an amount for any such transaction or series of related transactions exceeding $5,000,000, (i) such calculation shall be made as if such Permitted Acquisition or such disposition took place on the first day of such period on a pro forma basis for the portion of such period prior to the date of such
--- -----
Permitted Acquisition or after the date of such disposition and on an actual basis for the portion of such period after the date of such Permitted Acquisition or before the date of such disposition, (ii) such calculations shall be made after giving effect to the incurrence, assumption or repayment of any Indebtedness made in connection with such acquisition or disposition, and (iii) such calculation shall be made after giving retroactive effect to demonstrable net cost eliminations or net cost savings arising by virtue of such Permitted Acquisition (such as inflated employee owner compensation), which cost eliminations and cost savings are demonstrated in the Officer's Certificate required under subsection 7.7 and (A) are consistent with standards and practices for pro forma presentation pursuant to Regulation S-X as promulgated
              --- -----
by the Securities and Exchange Commission and are reviewed by Company's independent accountants, or (B) are reasonably satisfactory to Requisite Lenders. With respect to any such Permitted Acquisition, such pro forma
                                                               --- -----
calculations shall be based on the audited or reviewed financial results delivered in compliance with clause (d)(3) of subsection 7.7(ii).

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i)
                                    --------
the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

     "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

     "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

     "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

     "COMMODITY AGREEMENT" means any commodity swap agreement, futures contract, option contract or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DLJ" has the meaning assigned to that term in the introduction to this Agreement.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

     "DOMESTIC SUBSIDIARY" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

     "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that such bank is acting
                                            --------
through a branch or agency located in the United States; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and
(B) any Lender and any Affiliate of any Lender; provided that no Affiliate of
                                                --------
Company shall be an Eligible Assignee. Notwithstanding the foregoing, no direct competitor of Holdings or any of its Subsidiaries should be an Eligible Assignee for purposes of this Agreement.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

     "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation (including, without limitation, any notice of violation of or non-compliance with the terms of any permit, license, or other required approval from a governmental agency or notice of a failure to obtain any such permit, license, or other required approval), claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

     "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42
-- ---

U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S)
                -- ---
1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic
     -- ---                                          -- ---
Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal Insecticide,
                                           -- ---
Fungicide and Rodenticide Act (7 U.S.C. (S)136 et seq.), the Occupational Safety
                                               -- ---
and Health Act (29 U.S.C. (S) 651 et seq.), the Oil Pollution Act (33 U.S.C. (S)
                                  -- ---
2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42
     ------
U.S.C. (S) 11001 et seq.)("EPCRA"), the Maine Toxics Use Reduction Act (38 Maine
                 -- ---
Rev'd Stat (S) 2303, et seq.), each as amended or supplemented, any analogous
                     ------
present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

     "EQUITY DISTRIBUTIONS" has the meaning assigned to such term in subsection 4.1.F(iii).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

     "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

     "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;
(iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
Section 4071 of ERISA in respect of any Employee Benefit Plan which, individually or in the aggregate, will have a reasonable possibility of giving rise to a Material Adverse Effect; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof which could result in a claim against Company or any of its Subsidiaries, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

     "EURODOLLAR BUSINESS DAY" means any day (i) excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of California or is a day on which banking institutions located in such State are authorized or required by law, or other governmental action to close and (ii) on which commercial banks are open for trading in Dollar deposits in the London interbank eurodollar market.

     "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

     "EURODOLLAR RATE MARGIN" has the meaning assigned to such term in subsection 2.2A(i)(a)(II).

     "EVENT OF DEFAULT" means each of the events set forth in Section 8.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 2, 1995 by and between Holdings and First Bank National Association, as amended, supplemented or otherwise modified prior to the Closing Date.

     "EXISTING INDEBTEDNESS" means all Indebtedness of Holdings and its Subsidiaries outstanding under (i) the Existing Credit Agreement, (ii) Existing IRB Loan Agreement, (iii) the Existing Tax Increment Financing Agreement and
(iv) Existing Smart E Bond Loan Agreement.

     "EXISTING LETTERS OF CREDIT" has the meaning assigned to such term in subsection 3.1B(v).

     "EXISTING SHAREHOLDERS" has the meaning assigned to such term in the recitals to this Agreement.

     "EXISTING IRB LOAN AGREEMENT" means that certain Loan Agreement dated as of December 1, 1986, by and between Holdings and City of Cloquet, as amended, supplemented or otherwise modified prior to the Closing Date.

     "EXISTING SMART E BOND LOAN AGREEMENT" means that certain Loan Agreement dated as of November 20, 1990, by and among Forster Mfg., Key Bank of Maine, Shawmut Bank and the Finance Authority of Maine, as amended, supplemented or otherwise modified prior to the Closing Date.

     "EXISTING TAX INCREMENT FINANCING AGREEMENT" means that certain Credit Agreement dated as of December 15, 1990 by and between Key Bank of Maine and Forster Mfg., as amended, supplemented or otherwise modified prior to the Closing Date.

     "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by

Company or any of its Subsidiaries or any of their respective predecessors.

     "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

     "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

     "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2A) to which such Collateral is subject.

     "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

     "FISCAL YEAR" means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

     "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

     "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

     "FORSTER MFG." means Forster Mfg. Co., Inc., a Maine corporation and (i) prior to the Closing Date and the consummation of the Recapitalization, a direct wholly-owned Subsidiary of Holdings, and (ii) upon the consummation of the Recapitalization, a direct wholly-owned Subsidiary of Company.

     "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent and Swing Line Lender located at 201 Third Street, 8th Floor, San Francisco, California 94103, or (ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.

     "FUNDING DATE" means the date of the funding of a Loan.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "GUARANTIES" means the Holdings Guaranty and the Subsidiary Guaranty.

     "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials including radon; (vi) any asbestos-containing or lead-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; (x) any underground storage tank; (xi) any electromagnetic fields and (xii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

     "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

     "HEDGE AGREEMENT" means an Interest Rate Agreement, a Currency Agreement or a Commodity Agreement designed to hedge against fluctuations in interest rates, currency values or commodity prices, respectively, entered into by Company or any of its Subsidiaries in the ordinary course of business and not for purposes of speculation.

     "HOLDINGS" has the meaning assigned to such term in the recitals to this Agreement.

     "HOLDINGS CERTIFICATE OF DESIGNATION" means the Certificate of the Powers, Designations, Preferences and Rights of the Series A Cummulative Preferred Stock, par value $.01 per share, of Holdings Preferred Stock, as in effect on the Closing Date and as such Holdings Certificate of Designation may be amended from time to time to the extent permitted under subsection 7.15.

     "HOLDINGS COMMON STOCK" has the meaning assigned to such term in the recitals to this Agreement.

     "HOLDINGS GUARANTY" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XXV annexed
                                                           -----------
hereto, as such Holdings Guaranty may be amended, supplemented or otherwise modified from time to time.

     "HOLDINGS DISCOUNT DEBENTURES" has the meaning assigned to such term in the recitals to this Agreement and shall also include any notes evidencing such Indebtedness incurred to refinance the Holdings Discount Debentures to the extent permitted under subsection 7.1(viii).

     "HOLDINGS DISCOUNT DEBENTURES INDENTURE" means the Indenture dated as of April 21 between Holdings and State Street Bank and Trust Company, as trustee, in respect of the Holdings Discount Debentures, as in effect on the Closing Date and as such Holdings Discount Debentures Indenture may be amended from time to time to the extent permitted under subsection 7.15. "Holdings Discount Debentures Indenture" shall also include any other indenture or agreement in respect of any Indebtedness incurred to refinance the Holdings Discount Debentures pursuant to subsection 7.1(viii).

     "HOLDINGS DISCOUNT DEBENTURES MATERIAL " means the Confidential Offering Memorandum dated April 15, 1998 relating to the Holdings Discount Debentures.

     "HOLDINGS PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit
                                                                        -------
XXIV annexed hereto, as such Holdings Pledge Agreement may be amended,
----
supplemented or otherwise modified from time to time.

     "HOLDINGS PREFERRED STOCK" has the meaning assigned to such term in the recitals to this Agreement.

     "HOLDINGS WARRANTS" has the meaning assigned to such term in the recitals to this Agreement.

     "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

     "INDEMNITEE" has the meaning assigned to that term in subsection 10.3.

     "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries (as conducted on or after the date hereof by Holdings and its Subsidiaries) that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

     "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, the last day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of longer than
           --------
three months "Interest Payment Date" shall also include each date that is three months, or a multiple thereof, after the commencement of such Interest Period.

     "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

     "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Eurodollar Business Day prior to the first day of such Interest Period.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

     "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person (other than to a wholly-owned Subsidiary of Company (in the case of Company) or to Company (in the case of Subsidiaries of Company)), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements, Currency Agreements or Commodity Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus
                                                                           ----
the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "IP COLLATERAL" means, collectively, the Collateral under the Company Copyright Security Agreement, the Company

Patent Security Agreement, the Company Trademark Security Agreement, the Subsidiary Copyright Security Agreements, the Subsidiary Patent Security Agreements, and the Subsidiary Trademark Security Agreements.

     "IPO EVENT" means the public offering of Holdings Common Stock for an aggregate offering price of no less than $25,000,000 in a single transaction.

     "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "ISSUED," "ISSUING" and "ISSUANCE" have corresponding meanings.

     "ISSUING LENDER" means, with respect to any Letter of Credit, the Revolving Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

     "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date), pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 30 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request.

     "L/C AMENDMENT APPLICATION" means an application form for amendment of outstanding standby and commercial letters of credit as shall at any time be in use at the Issuing Lender, as the Issuing Lender shall request.

     "L/C-RELATED DOCUMENTS" means the Letters of Credit, the Notice of Issuance of Letter of Credit, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Lender's standard form documents for letter of credit issuances.

     "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property located in the United States of America.

     "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires.

     "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company or any wholly-owned Subsidiary of Company pursuant to subsection 3.1.

     "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of
(i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the
                                                                   ----
aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

     "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.

     "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties and the Collateral Documents.

     "LOAN PARTY" means each of Company, Holdings and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

     "MARGIN DETERMINATION CERTIFICATE" means an Officer's Certificate of Company delivered pursuant to 6.1(iv) setting forth in reasonable detail the Consolidated Leverage Ratio for the four-Fiscal Quarter period ending as of the last day of the Fiscal Quarter during which such Officer's Certificate is delivered.

     "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, properties, financial condition, results of operation, assets, prospects of the Business or the liabilities of Holdings and its Subsidiaries, taken as a whole; provided that, in no event shall the foregoing apply with
                  --------
respect to any matter which would not reasonably be likely to result in a net cost in excess of $5,000,000 following the Closing Date (excluding any cost reflected in the Working Capital Adjustment (as such term is defined in the Recapitalization Agreement)), or (ii) a material impairment of the operations of the Business or the right and ability of any Loan Party to perform, or of Administrative Agent or any Lender to enforce, the Obligations (other than any such impairment resulting from Administrative Agent's or any such Lender's actions or failure to act).

     "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

     "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date) to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries.

     "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XXVI annexed hereto or in such other
                                    ------------
form as may be approved by Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date) in its sole discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at the option of Administrative Agent, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including any Additional Mortgages (as defined in subsection 6.9), collectively.

     "MORTGAGED PROPERTY" means a Closing Date Mortgaged Property (as defined in subsection 4.1C) or an Additional Mortgaged Property (as defined in subsection 6.9).

     "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

     "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs or expenses incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof, or by applicable law, as a result of such Asset Sale,
(iii) all distributions and other payments required to be and actually made to minority interest holders in Subsidiaries of Company or Joint Ventures to which Company or any of its Subsidiaries is a party as a result of such Asset Sale, and (iv) any amounts held in an escrow account as a reserve against any liabilities of Company or its Subsidiaries associated with the asset disposed in such Asset Sale.

     "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.

     "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes, Revolving Notes or Swing Line Notes or any combination thereof.

     "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I
                                                                       ---------
annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent
        ----------
pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

     "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative
            -----------
Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

     "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Arranger, Agents, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

     "OFFICER'S CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its president, its chief financial officer (or if there is no chief financial officer, its chief accounting officer) or any one of its executive vice presidents; provided that every
                                                      --------
Officer's Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officer's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

     "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease in accordance with GAAP other than any such lease under which that Person is the lessor.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

     "PERMITTED ACQUIRED INDEBTEDNESS" means the Indebtedness of any of Company's Subsidiaries permitted under subsection 7.1(vii).

     "PERMITTED ACQUISITION" has the meaning assigned to that term in subsection 7.7(ii).

     "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

     (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

     (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 15 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof (unless such foreclosure, sale or similar proceedings are being contested in good faith by appropriate proceedings and such foreclosure, sale or similar proceedings have been stayed as a result thereof);

     (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

     (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries, taken as a whole, or resulting in a material diminution in the value of any material portion of the Collateral as security for the Obligations;

     (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries, taken as a whole, or result in a material diminution in the value of any material portion of the Collateral as security for the Obligations;

     (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

     (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement;

     (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

     (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

     (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries, taken as a whole.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement, the Holdings Pledge Agreement and the Subsidiary Pledge Agreements.

          "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "PRIME RATE" means the rate that Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Wells Fargo Bank, N.A. or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "PRINCIPALS" has the meaning assigned to such term in the recitals to this Agreement.

          "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A
                                                      --------
Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan
                                  --
Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B
                                                    --------
Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan
                                  --
Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased or deemed purchased by any Revolving Lender, the percentage obtained by dividing
                                                                        --------
(x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving
                                               --
Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A
                                        --------
Term Loan Exposure of that Lender plus the Tranche B Term Loan Exposure of that
                                  ----
Lender plus the Revolving Loan Exposure of that Lender by (y) the sum of the
       ----                                            --
aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche
                                                      ----
B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure
                                    ----
of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                           ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "RECAPITALIZATION" has the meaning assigned to such term in the recitals to this Agreement.

          "RECAPITALIZATION AGREEMENT" means that certain recapitalization agreement dated as of March 3, 1998 by and among the Principals, Holdings and the equity holders set forth in Exhibit A thereto.

          "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in the reasonable judgment of Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing
Date), to give constructive notice of such Leasehold Property to third-party purchasers and encumbrances of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "REFUNDED SWING LINE LOANS" has the meaning assigned to that term in subsection 2.1A(iv).

          "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

          "RELATED PARTIES" with respect to any Principal means (i) any controlling stockholder or a majority of (or more) owned

Subsidiary of such Principal or, in the case of an individual, any spouse or immediate family member of such Principal, or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i). Without limiting the generality of the foregoing, each of SKC GenPar LLC, TPG Advisors II, Inc. and their respective Affiliates shall be deemed to be Related Parties of the Principals.

          "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, sediment, surface water or groundwater.

          "REPLACED LENDER" has the meaning assigned to such term in subsection 2.9.

          "REPLACEMENT EVENT" has the meaning assigned to such term in subsection 2.9.

          "REPLACEMENT LENDER" has the meaning assigned to such term in subsection 2.9.

          "REQUISITE LENDERS" means Lenders having or holding at least 51% of the sum of (i) the aggregate Tranche A Term Loan Exposure of all Lenders plus
                                                                         ----
(ii) the aggregate Tranche B Term Loan Exposure of all Lenders plus (iii) the
                                                               ----
aggregate Revolving Loan Exposure of all Lenders.

          "RESTRICTED JUNIOR PAYMENT" means (i) any distribution, direct or indirect, on account of any class of stock of Company now or hereafter outstanding, except a distribution payable solely in shares of that class of stock payable solely to holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of stock of Company now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness that is not approved by Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date) and Requisite Lenders.

          "RETAINED SHARES" has the meaning assigned to such term in the recitals to this Agreement.

          "REVOLVING LENDER" means a Lender having a Revolving Loan Commitment.

          "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "REVOLVING LOAN COMMITMENT TERMINATION DATE" means March 31, 2004.

          "REVOLVING LOAN EXPOSURE" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Revolving Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Revolving Lender plus (b) in the event that Revolving Lender is an Issuing Lender, the
       ----
aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Revolving Lender (in each case net of any participations purchased by other Revolving Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by
            ----
that Revolving Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing Line Lender,
                                     ----
the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Revolving Lenders) plus (e) the
                                                             ----
aggregate amount of all participations purchased by that Revolving Lender in any outstanding Swing Line Loans.

          "REVOLVING LOANS" means the Loans made by Revolving Lenders to Company pursuant to subsection 2.1A(iii).

          "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(iii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of
Exhibit VI annexed hereto, as they may be amended, supplemented or otherwise
----------
modified from time to time.

          "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as

"securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SENIOR SUBORDINATED INDENTURE" means the Indenture dated April 21 between Company and State Street Bank and Trust Company, as trustee, in respect of the Senior Subordinated Notes, as in effect on the Closing Date and as such indenture may be amended from time to time to the extent permitted under subsection 7.15.

          "SENIOR SUBORDINATED NOTE MATERIAL" means the Confidential Offering Memorandum dated April 15, 1998 relating to the Senior Subordinated Notes.

          "SENIOR SUBORDINATED NOTES" has the meaning assigned to such term in the recitals to this Agreement.

          "SKC" has the meaning assigned to such term in the recitals to this Agreement.

          "SOLVENCY CERTIFICATE" means an Officer's Certificate substantially in the form of Exhibit XXVII annexed hereto.
               -------------

          "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (after giving effect to any limitation contained therein).

          "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting

(i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the
          --------
purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated as of the Closing Date by and among Holdings, the Principals, certain Related Parties and the holders of the Retained Shares.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness of Company (i) represented by the Senior Subordinated Notes and (ii) any other Indebtedness subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date) and Requisite Lenders.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "SUBSIDIARY COPYRIGHT SECURITY AGREEMENT" means the Subsidiary Copyright Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form attached as Exhibit XXI annexed
                                                        -----------
hereto, as such Subsidiary Copyright Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY COPYRIGHT SECURITY AGREEMENTS" means all such Subsidiary Copyright Security Agreements, collectively.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8.

          "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty executed and delivered by existing Subsidiaries of Company on the Closing Date and to be executed and delivered by additional Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of
Exhibit XVIII annexed hereto, as such Subsidiary Guaranty may hereafter be
-------------
amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PATENT SECURITY AGREEMENT" means the Subsidiary Patent Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the forms attached as Exhibit XXIII annexed hereto,
                                                 -------------
as such Subsidiary Patent Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT SECURITY AGREEMENTS" means all such Subsidiary Patent Security Agreements, collectively.

          "SUBSIDIARY PLEDGE AGREEMENT" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XVIII annexed hereto, as such Subsidiary Pledge Agreement
            -------------
may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

          "SUBSIDIARY SECURITY AGREEMENT" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XIX annexed hereto, as such Subsidiary
                             -----------
Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

          "SUBSIDIARY TRADEMARK SECURITY AGREEMENT" means the Subsidiary Trademark Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the forms attached as Exhibit XXII annexed
                                                         ------------
hereto, as such Subsidiary Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Trademark Security Agreements, collectively.

          "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1B.

          "SWING LINE LENDER" means Administrative Agent, or any Person serving as a successor Administrative Agent hereunder, in its capacity as Swing Line Lender hereunder.

          "SWING LINE LOAN COMMITMENT" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(iv).

          "SWING LINE LOANS" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(iv).

          "SWING LINE NOTE" means (i) the promissory note of Company issued pursuant to subsection 2.1D(iv) on the Closing Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of Exhibit VII annexed hereto, as it may be amended, supplemented or
            -----------
otherwise modified from time to time.

          "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

          "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME OR FRANCHISE" of a Person
          --------
shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated April 21, 1998 between Company and Holdings, in the form entered into on the Closing Date.

          "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

          "TITLE COMPANY" means one or more title insurance companies selected by Company and reasonably satisfactory to Syndication Agent (on or prior to the Closing Date) or Administrative Agent (after the Closing Date).

          "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made, but not yet applied, for the purpose of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit) plus (ii) the aggregate principal amount of all outstanding Swing
           ----
Line Loans plus (iii) the Letter of Credit Usage.
           ----

          "TRANCHE A TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "TRANCHE A TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Tranche A Term Loan Lender as of any date of determination (i) prior to the funding of the Tranche A Term Loans, that Lender's Tranche A Term Loan Commitment and (ii) after the funding of the Tranche A Term Loans, the outstanding principal amount of the Tranche A Term Loan of that Lender.

          "TRANCHE A TERM LOAN LENDER" means any Lender who holds a Tranche A Term Loan Commitment, or who has made a Tranche A Term Loan hereunder and any assignee of such Lender pursuant to subsection 10.1B.

          "TRANCHE A TERM LOANS" means the Tranche A Term Loans made by Tranche A Term Loan Lenders to Company pursuant to subsection 2.1A(i).

          "TRANCHE A TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(i) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Tranche A Term Loan Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended,
                             ----------
supplemented or otherwise modified from time to time.

          "TRANCHE B TERM LOAN COMMITMENT" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(i), and "TRANCHE B TERM LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

          "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Tranche B Term Loan Lender as of any date of determination

(i) prior to the funding of the Tranche B Term Loans, that Lender's Tranche B Term Loan Commitment and (ii) after the funding of the Tranche B Term Loans, the outstanding principal amount of the Tranche B Term Loan of that Lender.

          "TRANCHE B TERM LOAN LENDER" means any Lender who holds a Tranche B Term Loan Commitment or who has made a Tranche B Term Loan hereunder, and any assignee of such Lender pursuant to subsection 10.1B.

          "TRANCHE B TERM LOANS" means the Tranche B Term Loans made by Tranche B Term Loan Lenders to Company pursuant to subsection 2.1A(ii).

          "TRANCHE B TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1D(ii) on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Tranche B Term Loan Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended,
                             ---------
supplemented or otherwise modified from time to time.

          "TRANSACTION COSTS" has the meaning assigned to such term in the recitals to this Agreement.

          "TRANSACTIONS" has the meaning assigned to such term in the recitals to this Agreement.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2       ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS
          ------------------------------------------------------------------
          UNDER AGREEMENT.
          ---------------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize (i) accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3, or (ii) if any amendments to the provisions set forth in Sections 1, 6 and 7 are made pursuant to negotiations conducted by operation of the following sentence, accounting principles and policies in effect at the time of the effectiveness of such amendments. If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 5.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements or opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 6 and 7 hereof, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Holdings', Company's and each of its Subsidiaries' financial conditions shall be the same after such changes as if such changes had not been made. During the period of such negotiations, but in no event for a period longer than 60 days after the effectiveness of any such change, Company shall not be required to deliver the additional financial statements required pursuant to subsection 6.1(v). After the earlier of (i) the effectiveness of any amendments to the provisions of Sections 1, 6, and 7 resulting from such negotiations or (ii) 60 days following the effectiveness of any such change, Company shall, if requested by Requisite Lenders, deliver the additional financial statements required pursuant to subsection 6.1(v) with respect to such changes.

1.3       OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.
          -------------------------------------------------------

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1       COMMITMENTS; MAKING OF LOANS; NOTES.
          -----------------------------------

     A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Tranche A Term Loan Lender hereby severally agrees to make the Tranche A Term Loans described in subsection 2.1A(i), each Tranche B Term Loan Lender hereby severally agrees to make the Tranche B Term Loans described in subsection 2.1A(ii), each Revolving Lender hereby severally agrees to make the Revolving Loans described in subsection 2.1A(iii) and Swing Line Lender hereby agrees to make the Swing Line Loans described in subsection 2.1A(iv).

          (i)  Tranche A Term Loans.  Each Tranche A Term Loan Lender severally
               --------------------
     agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche A Term Loan Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the
                                       ------------
     aggregate amount of the Tranche A Term Loan Commitments is $30,000,000; provided that the Tranche A Term Loan Commitments of the Tranche A Term
     --------
     Loan Lenders shall be adjusted to give effect to any assignments of the Tranche A Term Loan Commitments pursuant to subsection 10.1B. Each Tranche A Term Loan Lender's Term Loan Commitment shall expire immediately and without further action on the Closing Date if the Tranche A Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii) Tranche B Term Loans.  Each Tranche B Term Loan Lender severally
               --------------------
     agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Tranche B Term Loan Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the
                                       ------------
     aggregate amount of the Tranche B Term Loan Commitments is $50,000,000; provided that the Tranche B Term Loan Commitments of Tranche B Term Loan
     --------
     Lenders shall be adjusted to give effect to any assignments of the Tranche B Term Loan Commitments pursuant to subsection 10.1B. Each Tranche B Term Loan Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on the Closing Date, if the Tranche B Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii)  Revolving Loans.  Each Revolving Lender severally agrees,
                 ---------------
     subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsections 2.5A and 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1
                                                                 ------------
     annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $25,000,000; provided that the Revolving Loan Commitments of
                                 --------
     the Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall
     --------  -------
     be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that
                                                                --------
     each Revolving Lender's Revolving Loan Commitment shall expire immediately and without further action on the Closing Date, if the Tranche A Term Loans, the Tranche B Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding in no event shall the total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          (iv) Swing Line Loans.  Swing Line Lender hereby agrees, subject to
               ----------------
     the limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing Line Loans, when aggregated with Swing Line Lender's outstanding Revolving

     Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $5,000,000; provided that any reduction of the Revolving Loan Commitments made pursuant
     --------
     to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire immediately and
     --------
     without further action on the Closing Date, if the Tranche A Term Loans and the Tranche B Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

          Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.

          With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i)(a), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 9:00 A.M. (San Francisco time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line

     Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender (if any) but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note (if any) of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Revolving Lenders in the manner contemplated by subsection 10.5.

          If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Revolving Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender and the other Revolving Lenders. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment.

          Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender
                       --------
     are subject to the condition that (X) Swing Line Lender believed in good faith that all conditions under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made. For the purposes of the immediately preceding proviso, the Swing Line Lender shall be entitled to rely on the representations made by Company in the applicable Notice of Borrowing for the related Swing Line Loans unless notified to the contrary by Company or Requisite Lenders prior to the funding of such Swing Line Loans.

     B. BORROWING MECHANICS. Tranche A Term Loans, Tranche B Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(iv) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $500,000 and multiples of $100,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and multiples of $50,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (San Francisco time) at least three Eurodollar Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate
Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (San Francisco time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested,
(iii) in the case of Swing Line Loans and any Loans made on the Closing Date, that such Loans shall be Base Rate Loans, (iv) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be
                                      --------
promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. All Term Loans and Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 Noon (San Francisco time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 P.M.(San Francisco time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(iv) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing Date) and 4.2 (in the case of all Loans), Administrative Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.

          Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate customarily used by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D. NOTE OPTION. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 10.1 hereof) on the Closing Date (or, if such notice is delivered after the Closing Date, within three Business Days of Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swing Line Loans, substantially in the form of Exhibit IV, Exhibit V,
                                                        ----------  ---------
Exhibit VI or Exhibit VII hereto, respectively.
----------    -----------

2.2       INTEREST ON THE LOANS.
          ---------------------

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given (or telephonic notice followed by a Notice of Borrowing) with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) (a) Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                    (I)  if a Base Rate Loan, then at the sum of the Base Rate plus the base rate margin (the "BASE RATE MARGIN") set forth in the
          ----
          table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv);

                    (II) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar rate margin (the
                                   ----
          "EURODOLLAR RATE MARGIN") set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

                                   Applicable
                                   Eurodollar       Applicable
                                      Rate             Base
Consolidated Leverage Ratio          Margin         Rate Margin
-----------------------------     ------------     ------------
Greater than or
equal to            5.00:1.00         2.00%            1.00%
Greater than or
equal to            4.25:1.00
but less than       5.00:1.00         1.75%            0.75%
Greater than or
equal to            3.00:1.00
but less than       4.25:1.00         1.50%            0.50%
Less than           3.00:1.00         1.25%            0.25%



provided that, for the first six months after the Closing Date, the applicable
--------
Eurodollar Rate Margin for Tranche A Term Loans and Revolving Loans shall be 2.00% per annum and the applicable Base Rate Margin for Tranche A Term Loans and Revolving Loans shall be 1.00% per annum.

          (b) Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                    (I) if a Base Rate Loan, then at the sum of the Base Rate

          plus the Base Rate Margin set forth in the table below opposite the
          ----
          Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv); or

                    (II) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in
                                   ----
          the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv):

                                   Applicable
                                   Eurodollar     Applicable
                                      Rate           Base
  Consolidated Leverage Ratio        Margin       Rate Margin
  ---------------------------     ------------   -------------
Greater than or
equal to            4.50:1.00         2.25%          1.25%

Less than           4.50:1.00         2.00%          1.00%


provided that, for the first six months after the Closing Date, the applicable
--------
Eurodollar Rate Margin for Tranche B Term Loans shall be 2.25% per annum and the applicable Base Rate Margin for Tranche B Term Loans shall be 1.25% per annum.

Upon receipt of the Margin Determination Certificate by Administrative Agent delivered by Company pursuant to subsection 6.1(iv), the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that for
                                                               --------
the period commencing on the Business Day following the sixth month anniversary of the Closing Date, the Applicable Base Rate Margin and the Applicable Eurodollar Rate Margin shall be such percentage as determined using the information set forth in the most recent Margin Determination Certificate received by Administrative Agent pursuant to subsection 6.1(iv); and provided
                                                                     --------
further that, if at any time a Margin Determination Certificate is not delivered
-------
at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above; and provided still
                                                             -------- -----
further that the change in the Applicable Eurodollar Rate Margin as provided
-------
above shall not be applied retroactively to any Eurodollar Rate Loans within any Interest Period.

          (ii) Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the Applicable Base Rate Margin for Revolving Loans minus a rate equal
     ----                                                     -----
     to
     the Commitment Fee percentage then in effect as determined pursuant to subsection 2.3A.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided
                                                                       --------
that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond March 31, 2005, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond March 31, 2006 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

          (vi) no Interest Period with respect to any portion of the Tranche A Term Loans or the Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term

     Loans or Tranche B Term Loans, as the case may be, that are Base Rate Loans plus (b) the aggregate principal amount of Tranche A Term Loans or Tranche
     ----
     B Term Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, on such date;

          (vii) there shall be no more than 10 Interest Periods outstanding at any time; and

          (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity and the Revolving Loan Commitment Termination Date); provided that in
                                                              --------
the event any Swing Line Loans or any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i)(a), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans or Revolving Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into
      --------- -------
a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (San Francisco time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Eurodollar Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A

Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that
                                                                 --------
such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

          Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall there-after bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans that are Tranche B Term Loans); provided that, in the case of Eurodollar Rate
                                --------
Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

2.3       FEES.
          ----

     A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Revolving Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans (but not including any outstanding Swing Line Loans) multiplied by the applicable commitment fee percentage (the
            -------------
"APPLICABLE COMMITMENT FEE PERCENTAGE") set forth in the table below opposite the Consolidated Leverage Ratio for the four-Fiscal Quarter period for which the applicable Margin Determination Certificate has been delivered pursuant to subsection 6.1(iv), such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

                                    Applicable
                                    Commitment
                                       Fee
Consolidated Leverage Ratio         Percentage
---------------------------        ------------
Greater than or     3.50:1.00          0.500%
equal to
Less than           3.50:1.00          0.375%


Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Applicable Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Administrative Agent of such Margin Determination Certificate; provided that for the period commencing on the
                                  --------
Closing Date and ending on the date of delivery of the first Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(iv), the Applicable Commitment Fee Percentage shall be such percentage as determined using the information set forth in the Margin Determination Certificate received by Administrative Agent pursuant to subsection 4.1Q; and provided further that, if at any time a Margin
                     -------- -------
Determination Certificate is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, such percentage shall be 0.50%.

     B. OTHER FEES. Company agrees to pay to Arranger and Agents such other fees in the amounts and at the times separately agreed upon between Company, Agents and Arranger.

2.4       REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS;
          ---------------------------------------------------------------------
          GENERAL PROVISIONS REGARDING PAYMENTS.
          -------------------------------------

     A.   SCHEDULED PAYMENTS OF TRANCHE A TERM LOANS AND TRANCHE B TERM LOANS.

          (i) Scheduled Payments of Tranche A Term Loans.  Company shall make
              ------------------------------------------
     principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:

                             Scheduled Repayment
Date                            of Term Loans
----                        ---------------------
June 30, 1999                     $  750,000
September 30, 1999                $  750,000
December 31, 1999                 $  750,000
March 31, 2000                    $  750,000

June 30, 2000                     $1,125,000
September 30, 2000                $1,125,000
December 31, 2000                 $1,125,000
March 31, 2001                    $1,125,000

June 30, 2001                     $1,125,000
September 30, 2001                $1,125,000
December 31, 2001                 $1,125,000
March 31, 2002                    $1,125,000

June 30, 2002                     $1,500,000
September 30, 2002                $1,500,000
December 31, 2002                 $1,500,000
March 31, 2003                    $1,500,000

June 30, 2003                     $1,500,000
September 30, 2003                $1,500,000
December 31, 2003                 $1,500,000
March 31, 2004                    $1,500,000

June 30, 2004                     $1,500,000
September 30, 2004                $1,500,000
December 31, 2004                 $1,500,000
March 31, 2005                    $1,500,000

          Total                  $30,000,000

     ; provided that the scheduled installments of principal of the Tranche A
       --------
     Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche
                                              --------  -------
     A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than March 31, 2005, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

          (ii) Scheduled Payments of Tranche B Term Loans.  Company shall make
               ------------------------------------------
     principal payments on the Tranche B Term

     Loans in installments on the dates and in the amounts set forth below:

                              Scheduled Repayment
Date                        of Tranche B Term Loans
------                 ---------------------------------
June 30, 1998                    $   125,000
September 30, 1998               $   125,000
December 31, 1998                $   125,000
March 31, 1999                   $   125,000

June 30, 1999                    $   125,000
September 30, 1999               $   125,000
December 31, 1990                $   125,000
March 31, 2000                   $   125,000

June 30, 2000                    $   125,000
September 30, 2000               $   125,000
December 31, 2000                $   125,000
March 31, 2001                   $   125,000

June 30, 2001                    $   125,000
September 30, 2001               $   125,000
December 31, 2001                $   125,000
March 31, 2002                   $   125,000

June 30, 2002                    $   125,000
September 30, 2002               $   125,000
December 31, 2002                $   125,000
March 31, 2003                   $   125,000

June 30, 2003                    $   125,000
September 30, 2003               $   125,000
December 31, 2003                $   125,000
March 31, 2004                   $   125,000

June 30, 2004                    $   125,000
September 30, 2004               $   125,000
December 31, 2004                $   125,000
March 31, 2005                   $   125,000

June 30, 2005                    $11,625,000
September 30, 2005               $11,625,000
December 31, 2005                $11,625,000
March 31, 2006                   $11,625,000

          Total                  $50,000,000

     ; provided that the scheduled installments of principal of the Tranche B
       --------
     Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche B Term Loans
                              --------  -------
     and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than March 31, 2006, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

     B.   PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

          (i)  Voluntary Prepayments.
               ---------------------

               (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 10:00 A.M. (San Francisco time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $250,000 and multiples of $50,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 10:00 A.M. (San Francisco time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan may
                            --------  -------
     only be prepaid on the expiration of the Interest Period applicable thereto unless Company complies with subsection 2.6D with respect to any breakage costs resulting from such prepayment being made on a date prior to the expiration of the applicable Interest Period. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender in accordance with subsection 10.6B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4B(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4B(ii)(b) (at which time Schedule 2.1 shall be
                                                       ------------
     deemed modified to reflect the changed Revolving Loan Commitments), and (2) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 10.6B in connection with the prepayment pursuant to this subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2, 10.3 and 10.5) and any obligations or liabilities of such Lender to Holdings or any of its Subsidiaries under this Agreement while it was a Lender, which shall survive as to such Lender.

          (ii) Voluntary Reductions of Revolving Loan Commitments.
               --------------------------------------------------

               (a) Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction
                                        --------
     of the Revolving Loan Commitments shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 10.6B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as
     (1) all Loans, together with accrued and
     unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D pursuant to subsection 2.4B(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be
                                                      ------------
     deemed modified to reflect such changed amounts) and (2) the consents required by subsection 10.6B in connection with the prepayment pursuant to subsection 2.4B(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.7, 3.6, 10.2, 10.3 and 10.5) and any obligations or liabilities of such Lender to Holdings or any of its Subsidiaries under this Agreement while it was a Lender, which shall survive as to such Lender.

          (iii)  Mandatory Prepayments and Mandatory Reductions of Revolving
                 -----------------------------------------------------------
     Loan Commitments.  The Loans shall be prepaid and/or the Revolving Loan
     ----------------
     Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                 (a) Prepayments and Reductions From Net Asset Sale Proceeds.
                     -------------------------------------------------------
          Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to any Net Asset Sale Proceeds received by Company or any of its Subsidiaries in respect of any Asset Sale no later than the 271st day following the date thereof; provided that so long as no Event of Default or
                        --------
          Potential Event of Default shall have occurred and be continuing, any Net Asset Sale Proceeds to the extent that such Net Asset Sale Proceeds are reinvested in the same or similar assets or other assets useful in the Business of Company or its Subsidiaries having a comparable value, within 270 days of such sale need not be applied to the mandatory prepayment of the Loans pursuant to this subsection 2.4B(iii)(a).

               (b) Prepayments and Reductions from Net Insurance/Condemnation
                   ----------------------------------------------------------
          Proceeds.  No later than the first Business Day following the date of
          --------
          receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds; provided, however, that no such prepayment shall be required to the extent (i) under the terms of any lease or other agreement existing on the date hereof such Net Insurance/Condemnation Proceeds are required to be used to replace, rebuild or repair the asset so damaged, destroyed or taken or (ii) Company determines to utilize such Net Insurance/Condemnation Proceeds to replace, rebuild or repair the asset damaged, destroyed or taken, and in each case referred to in clauses (i) and (ii) above, Company so utilizes such Net Insurance/Condemnation Proceeds within 18 months of the receipt thereof.

               (c)  Prepayment and Reductions Due to Reversion of Surplus Assets
                    ------------------------------------------------------------
          of Pension Plans.  On the date of return to Company or any of its
          ----------------
          Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall repay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

               (d) Prepayments and Reductions Due to Issuance of Debt or Equity
                   ------------------------------------------------------------
          Securities.  On the date of receipt by Holdings, Company or any of its
          ----------
          Subsidiaries of the Cash proceeds (any such cash proceeds, net of under writing discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal and accounting fees and expenses, being "NET SECURITIES PROCEEDS"), from the issuance of debt or equity Securities of Holdings, Company or any of its Subsidiaries after the Closing Date (other than the issuance of debt Securities by Holdings permitted under subsection 7.1(viii)), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% (in case of debt Securities) or 50% (in case of equity Securities) of such Net Securities Proceeds; provided that the Net Securities Proceeds
                                   --------
          received from the issuance of equity Securities of Holdings (including Holdings Common Stock) for the purposes of financing (in whole or in part) any Permitted Acquisition need not be applied to the mandatory prepayment of the Loans pursuant to this subsection 2.4B(iii)(d); and provided further that none of the Net Securities Proceeds from the
          -------- -------
          issuance of equity Securities needs to be applied to the mandatory prepayment of the Loans pursuant to this subsection 2.4B(iii)(d) if, after giving effect to such issuance and all other transactions contemplated in connection therewith, the Consolidated Leverage Ratio of the Company and its Subsidiaries as of the end of the most recent Fiscal Quarter for which a Compliance Certificate has been delivered pursuant to subsection 6.1(iv) is less than 4.00:1.00.

               (e)  Prepayments and Reductions from Consolidated Excess Cash
                    --------------------------------------------------------
          Flow.  In the event that there shall be Consolidated Excess Cash Flow
          ----
          for any Fiscal Year (commencing with the Fiscal Year beginning January 1, 1998), Company shall, no later than 105 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

               (f)  Calculations of Net Proceeds Amounts; Additional Prepayments
                    ------------------------------------------------------------
          and Reductions Based on Subsequent Calculations.  Concurrently with
          -----------------------------------------------
          any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Securities Proceeds, or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that (i) the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess, or (ii) the actual Net Proceeds Amount was less than the amount set forth in such Officer's Certificate, Company may deliver to Administrative Agent, within 60 days of the date of related prepayment and/or reduction, a new Officer's Certificate setting forth the Net Proceeds Amount actually received by Company and its Subsidiaries and requesting that an amount equal to the excess of the original Net Proceeds Amount over the Net Proceeds Amount actually received by Company and its Subsidiaries (the "Overpaid Amount") be applied to the immediately succeeding mandatory or scheduled prepayment of the Loans pursuant to subsection 2.4A or 2.4B(iii) hereunder. Upon the receipt of such Officer's Certificate, Administrative Agent shall promptly notify the Lenders to such effect and on the date of the immediately succeeding mandatory or scheduled payment of the Loans pursuant to subsection 2.4A or 2.4B(iii), as the case may be, only an amount equal to the amount otherwise due under the applicable subsection minus the Overpaid Amount shall become due
                                    -----
          and payable under such subsection.

               (g)  Prepayments Due to Reductions or Restrictions of Revolving
                    ----------------------------------------------------------
          Loan Commitments.  Company shall from time to time prepay first the
          ----------------                                          -----
          Swing Line Loans and second the Revolving Loans to the extent
                               ------
          necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

               Notwithstanding anything to the contrary stated herein, upon the receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in an aggregate cumulative amount exceeding $5,000,000 (excluding such amounts which have been applied to (x) prepay the Loans under subsection 2.4B(iii)(a) or (y) reinvest in same, similar or useful assets within 270 days of the related Asset Sale as provided in subsection 2.4B(iii)(a)), Company shall, or shall cause such Subsidiary to, deposit such excess amount on the date of receipt thereof in an interest bearing account in the name of Company designated by Administrative Agent (which account may be at Administrative Agent) (such account being the "Asset Sale Proceeds Account") to be held by Administrative Agent for the benefit of Lenders (each such deposit being an "Asset Sale Deposit"). From time to time but in any event within 270 days of the deposit of each Asset Sale Deposit to the Asset Sale Proceeds Account pursuant to the immediately preceding sentence, Company may request Administrative Agent to deliver all or a portion of such Asset Sale Deposit to Company or its Subsidiaries for reinvestment as provided in subsection 2.4B(iii)(a); provided that Company and its Subsidiaries shall
                        --------
          reinvest such funds in accordance with subsection 2.4B(iii)(a). On the 271st day following the date of deposit of each Asset Sale Deposit, Administrative Agent shall withdraw from the Asset Sale Proceeds Account an amount equal to such Asset Sale Deposit minus the portion of such Asset Sale Deposit (if any) used by Company to reinvest in same, similar or useful assets as provided above and apply such amount for the prepayment of the Loans and the permanent reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii)(a). Any and all interest earned in respect of such account shall be for the account of Company and be forwarded by

          Administrative Agent to Company on the last day of every calendar quarter.

               Similarly, notwithstanding anything to the contrary stated herein, upon the receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in an aggregate cumulative amount exceeding $5,000,000 (excluding such amounts which have been applied to (x) prepay the Loans under subsection 2.4B(iii)(b) or (y) replace, rebuild or repair the related asset as provided in subsection 2.4B(iii)(b)), Company shall, or shall cause such Subsidiary to, deposit such excess amount on the date of receipt thereof in an interest bearing account in the name of Company designated by Administrative Agent (which account may be at Administrative Agent) (such account being the "Condemnation/Insurance Proceeds Account") to be held by Administrative Agent for the benefit of Lenders (each such deposit being an "Condemnation/Insurance Deposit"). From time to time but in any event within 18 months of the deposit of each Condemnation/Insurance Deposit to the Condemnation/Insurance Proceeds Account pursuant to the immediately preceding sentence, Company may request Administrative Agent to deliver all or a portion of such Condemnation/Insurance Deposit to Company or its Subsidiaries for application as provided in subsection 2.4B(iii)(b); provided that
                                                              --------
          Company and its Subsidiaries shall apply such funds in accordance with subsection 2.4B(iii)(b). On the first day of the 19th month following the date of deposit of each Condemnation/Insurance Deposit, Administrative Agent shall withdraw from the Condemnation/Insurance Proceeds Account an amount equal to such Condemnation/Insurance Deposit minus the portion of such Condemnation/Insurance Deposit (if any) used by Company to replace, rebuild or repair the related asset and apply such amount for the prepayment of the Loans and the permanent reduction of the Revolving Loan Commitments pursuant to subsection 2.4B(iii)(b). Any and all interest earned in respect of such account shall be for the account of Company and be forwarded by Administrative Agent to Company on the last day of every calendar quarter.

               If, following the receipt by Company or any of its Subsidiaries of Net Proceeds Amount, Company is required to apply or cause to be applied any portion of such Net Proceeds Amount to prepay any Subordinated Indebtedness, then, notwithstanding anything contained in this subsection 2.4B(iii), Company shall prepay the Loans and/or reduce the Revolving Loan Commitment in the order set forth in this subsection 2.4B(iii) so as to eliminate any obligation to prepay such Subordinated Indebtedness.

          (iv)  Application of Prepayments.
                --------------------------

                (a)  Application of Voluntary Prepayments by Type of Loans and
                     ---------------------------------------------------------
          Order of Maturity.  Any voluntary prepayments pursuant to subsection
          -----------------
          2.4B(i)(a) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to
                                --------
          specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line
                                      -----
          Loans to the full extent thereof, second to repay outstanding
                                            ------
          Revolving Loans to the full extent thereof and third to repay
                                                         -----
          outstanding Term Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i)(a) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans and Tranche B Term Loans set forth in subsection 2.4A(i) and 2.4A(ii) in forward order of maturity for the first four quarterly scheduled payments to occur following such voluntary prepayment; provided that no voluntary
                                                     --------
          prepayments may be applied to reduce the scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans with respect to any quarterly period beyond the fourth quarterly period following such voluntary prepayment; and thereafter to reduce the scheduled installments of principal of the Tranche A Term Loans and Tranche B Term Loans set forth in subsection 2.4A(i) and 2.4A(ii) on a pro rata basis;

                (b) Application of Mandatory Prepayments by Type of Loans.  Any
                    -----------------------------------------------------
          amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(g) shall be applied first to prepay the Term Loans to the full extent thereof, second, to
          -----                                                      ------
          the extent of any remaining portion of the Applied Amount, to prepay the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the
                      -----
          Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, fourth, to the extent of any remaining portion of the Applied Amount, to provide cash collateral for any outstanding Letters of Credit to the full extent of the outstanding stated amounts thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such cash collateral and, fifth, to the extent of any
                                              -----
          remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof.

               (c) Application of Mandatory Prepayments of Term Loans to Tranche
                   -------------------------------------------------------------
          A Term Loans and Tranche B Term Loans and the Scheduled Installments
          --------------------------------------------------------------------
          of Principal Thereof.  Any mandatory prepayments of the Term Loans
          --------------------
          pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans and Tranche B Term Loans set forth in subsection 2.4A(i) and 2.4A(ii) on a pro rata basis. Notwithstanding the foregoing, in the case of any mandatory prepayment of the Tranche B Term Loans, Company may elect to offer the Tranche B Term Loan Lenders the option to waive the right to receive the amount of such mandatory prepayment of the Tranche B Term Loans. If any Lender or Lenders elect to waive the right to receive the amount of such mandatory prepayment, 50% of the amount that otherwise would have been applied to mandatorily prepay the Tranche B Term Loans of such Lender or Lenders shall be applied instead to the further prepayment of the Tranche A Term Loans to the extent any are then outstanding and the remaining amount shall be retained by Company.

               (d) Application of Prepayments to Base Rate Loans and Eurodollar
                   ------------------------------------------------------------
          Rate Loans.  Considering Tranche A Term Loans, Tranche B Term Loans
          ----------
          and Revolving Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     C.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) Manner and Time of Payment.  All payments by Company of principal,
              --------------------------
     interest, fees and other Obligations hereunder and under the Notes (if any) shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 10:00 A.M. (San Francisco time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business
     Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)   Application of Payments to Principal and Interest.  Except as
                 -------------------------------------------------
     provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments.  Aggregate principal and interest
                 -------------------------
     payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days.  Whenever any payment to be made
                 -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)    Notation of Payment.  Each Lender agrees that before disposing
                 -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will comply with the terms of this Agreement and will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the
                                           --------
     failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     D.   APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES

          (i)  Application of Proceeds of Collateral.  Except as provided in
               -------------------------------------
     subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

               (a) To the payment of all costs and expenses of such sale, collection or other realization, including compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, in each case to the extent payable under this Agreement or the Collateral Documents, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

               (b) thereafter, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the holders thereof;

               (c) thereafter, to the extent of any excess of such proceeds, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

               (d) thereafter, to the extent of any excess of such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)  Application of Payments Under Guaranties.  All payments received
                ----------------------------------------
     by Administrative Agent under any of the Guaranties shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                (a) to the payment of all costs and expenses of any collection or other realization under the Guaranties, including compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, in each case to the extent payable under this Agreement or the Collateral Documents, all in accordance with the terms of this Agreement and such Guaranty;

                (b) thereafter, to the extent of any excess of such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof;


                (c) thereafter, to the extent of any excess of such payments, to the payment of cash collateral for Letters of Credit for the ratable benefit of the Issuing Lenders thereof and holders of participations therein; and

                (d) thereafter, to the extent of any excess of such payments, to the payment to Holdings or to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5       USE OF PROCEEDS.
          ---------------

     A. TERM LOANS. The proceeds of the Term Loans, together with (i) the proceeds from the issuance of the Senior Subordinated Notes in an aggregate principal amount not exceeding $100,000,000, (ii) the proceeds from the issuance of the Holdings Discount Debentures in an aggregate principal amount not exceeding $45,105,480, (iii) the proceeds from the issuance of the Holdings Preferred Stock in an aggregate principal amount not exceeding $47,000,000 and
(iv) the proceeds of the Revolving Loans in an aggregate principal amount not exceeding $7,000,000 shall be applied by Holdings or Company, as appropriate,
(a) to redeem all of the issued and outstanding Holdings Common Stock (other than the Retained Shares) from the Existing Shareholders for an aggregate redemption price not exceeding $211,503,000, (b) to pay in full all of the Existing Indebtedness in an aggregate principal amount not exceeding $49,497,000, together with accrued interest and any prepayment penalties incurred in connection therewith, and (c) to pay the Transaction Costs in an aggregate amount not exceeding $12,500,000.

     B. REVOLVING LOANS; SWING LINE LOANS. The proceeds of the Revolving Loans and any Swing Line Loans shall be applied by Company for working capital requirements and general corporate purposes.

     C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6       SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.
          --------------------------------------------------

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 11:00 A.M. (London time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by

Company, and Company shall not incur any cost under subsection 2.6D with respect to such rescinded Loan.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the London interbank eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law; provided that Affected Lender shall not be
                               --------
entitled to any compensation under subsection 2.6D if the Affected Loans have been terminated prior to the end of the related Interest Period, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or any rescinded borrowing under subsection 2.6B or 2.6C) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)(a)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7       INCREASED COSTS; TAXES; CAPITAL ADEQUACY.
          ----------------------------------------

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Such Lender agrees to provide any such request within 180 days of becoming aware of such costs and to use averaging and attribution methods which are reasonable.

     B.   WITHHOLDING OF TAXES.

          (i)  Payments to Be Free and Clear.  All sums payable by Company under
               -----------------------------
     this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income or franchise of any Lender or any Lending Office) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Grossing-up of Payments.  If Company or any other Person is
               -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement promptly after Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any
     --------
     Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender. If any Lender receives a refund of any Taxes for a which payment has been made pursuant to this subsection 2.7 which, in the reasonable good faith judgment of such Lender, is allocable to such payment made under subsection 2.7, the amount of such refund shall be paid to Company to the extent payment has been made in full as and when required pursuant to this subsection 2.7.

          (iii)  Evidence of Exemption from U.S. Withholding Tax.
                 -----------------------------------------------

                 (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                 (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and

          Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or
          (b) (1) of this subsection 2.7B(iii); provided that if such Lender
                                                --------
          shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Such Lender agrees to provide any such request within 180 days of becoming aware of such costs and to use averaging and attribution methods which are reasonable.

2.8       OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.
          -----------------------------------------------------

          Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such
                                                          --------
Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  REPLACEMENT OF LENDER.
     ---------------------

          Upon the occurrence of a Replacement Event, Company shall have the right, prior to the sixtieth (60th) day following the date of the event giving rise to such right and if no

Potential Event of Default or Event of Default then exists, to replace such Lender (a "REPLACED LENDER") with one or more Eligible Assignees (collectively, the "REPLACEMENT LENDER") acceptable to Administrative Agent, provided that (i)
                                                              --------
at the time of any replacement pursuant to this subsection 2.9 the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements and the acceptance thereof by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender, and any other obligations or liabilities to Holdings or its Subsidiaries relating to such time in which Replaced Lender was a Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer reasonably satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.

          For the purposes of the foregoing, a "Replacement Event" with respect to a Lender means any one of the following: (i) Company receives a notice from such Lender pursuant to subsection 2.6C, 2.7A or 3.6, (ii) failure of such Lender to make the amount of its Loan available to Administrative Agent pursuant to subsection 2.1C or (iii) such Lender refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders and all other conditions set forth in subsection 10.6 have been satisfied for Company to replace such Lender.

Section 3.     LETTERS OF CREDIT

3.1       ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
          ---------------------------------------------------------------------
          THEREIN.
          -------

     A. LETTERS OF CREDIT. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iii) and that Swing Line Lender make Swing Line Loans pursuant to subsection 2.1A(iv), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving
                --------
Lender issue (and no Revolving Lender shall issue):

          (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

          (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $10,000,000;

          (iii) any Standby Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage in respect of all other Standby Letters of Credit would exceed $5,000,000;

          (iv) any Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any
     --------
     Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to
                 --------  -------
     extend such Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;

          (v) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

          (vi) any Letter of Credit denominated in a currency other than Dollars.

     An Issuing Lender is under no obligation to issue any Letter of Credit if at the time of request for such issuance:

          (a) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any requirement of law applicable to the Issuing Lender or any directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it;

          (b) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to the Issuing Lender, or the issuance of a Letter of Credit may violate any policies of the Issuing Lender applicable to customers similar to Company and credits of a type similar to the transactions contemplated by this Agreement; or

          (c) the requested Letter of Credit provides for payment thereunder sooner than the Business Day following the presentation to the Issuing Lender of the documentation required thereunder.

     B.   MECHANICS OF ISSUANCE.

          (i)  Notice of Issuance.  Whenever Company desires the issuance of a
               ------------------
     Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III
                                                               -----------
     annexed hereto no later than 10:00 A.M. (San Francisco time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the
                                                        --------
     Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided,
                                                                      --------
     further that no Letter of Credit shall require payment against a conforming
     -------
     draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 12:00 Noon (in the time zone of such office of the Issuing Lender) on such business day.

               Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

          From time to time while a Letter of Credit is outstanding and before the Revolving Commitment Termination Date, the Issuing Lender will, upon the written request of Company received by the Issuing Lender (with a copy sent by Company to Administrative Agent) at least three days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) before the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by an original writing or by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to the Issuing Lender;

          (a) the Letter of Credit to be amended;

         (b) the proposed date of amendment of such Letter of Credit (which shall be a Business Day);

        (c) the nature of the proposed amendment; and

         (d) such other matters as the Issuing Lender reasonably requires.

          The Issuing Lender shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Lender would have no obligation, or would be unable, at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

          While a Letter of Credit is outstanding and before the Revolving Loan Commitment Termination Date, upon the written request of Company received by the Issuing Lender (with a copy sent by Company to Administrative Agent) at least three days (or such shorter time as the Issuing Lender may agree in a particular instance in its sole discretion) before the proposed date of notification of renewal, the Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by an original writing or by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Lender:

          (I)  the Letter of Credit to be renewed;

         (II) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day);

        (III)  the revised expiry date of such Letter of Credit; and

         (IV)  such other matters as the Issuing Lender may require.

          The Issuing Lender shall not renew any Letter of Credit if the Issuing Lender would have no obligation at such time to issue, or be unable to issue, or amend such Letter of Credit in its renewed form under the terms of this Agreement. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.1B upon the request of Company, but the Issuing Lender has not received any L/C Amendment Application or other written direction from Company with respect to such renewal, the Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and accordingly, the Issuing Lender shall be deemed to have received an L/C Amendment Application from Company requesting such renewal.

          The Issuing Lender may, at its election (or as required by Administrative Agent at the direction of Revolving Lenders having or holding a majority of the Revolving Loan Exposures of all Lenders), deliver any notices of termination or other communications permitted under any Letter of Credit to any Letter of Credit beneficiary or transferee, and take any other action permitted under any Letter of Credit as is necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than 15 days before the Revolving Loan Commitment Termination Date.

          (ii)  Determination of Issuing Lender.  Upon receipt by Administrative
                -------------------------------
     Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

          (iii)  Issuance of Letter of Credit.  Upon satisfaction or waiver (in
                 ----------------------------
     accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

          (iv)   Notification to Revolving Lenders.  Upon the issuance of any
                 ---------------------------------
     Letter of Credit, the applicable Issuing Lender shall promptly notify Administrative Agent and each other Revolving Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Revolving Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

          (v)    Letters of Credit Outstanding Under Existing Credit Agreement.
                 -------------------------------------------------------------
     The letters of credit issued pursuant to the Existing Credit Agreement that are outstanding on the Closing Date and listed on Schedule 3.1 (the "Existing Letters of Credit") shall be deemed Letters of Credit issued pursuant hereto and the Issuing Lender shall be the Lender identified on
     Schedule 3.1; provided that Company shall take any and all actions
                   --------
     necessary to terminate all such Existing Letters of Credit and replace them with new Letters of Credit issued under this Agreement within 30 days after the Closing Date.

     C. REVOLVING LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

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

3.2       LETTER OF CREDIT FEES.
          ---------------------

          Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

          (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.2 5% per annum of the daily amount available to be drawn under such Letter of Credit, such fronting fee to be payable in advance on the fifteenth day of each March, June, September and December of each year for the calendar quarterly period commencing on such date and (b) a letter of credit fee, payable to Administrative Agent for the account of Revolving Lenders (based upon their respective Pro Rata Shares), equal to (x) the applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof for Revolving Loans multiplied by (y) the daily amount available from time to
                     ----------
     time to be drawn under such Letter of Credit, such letter of credit fee to be payable in arrears on and to (but excluding) the last day of each March, June, September and December of each year; and in any event each such fronting fee or letter of credit fee to be computed on the basis of a 360-day year for the actual number of days elapsed;

          (ii) with respect to each Commercial Letter of Credit, (a) to the applicable Issuing Lender, a fronting fee equal to 0.25% per annum of the daily maximum amount available to be drawn under such Commercial Letter of Credit, but in any event not less than $500 per year per Commercial Letter of Credit and (b) to Administrative Agent for the account of Revolving Lenders (based upon their Pro Rata Share), a letter of credit fee equal to
     (x) the applicable Eurodollar Rate Margin set forth in subsection 2.2A hereof for Revolving Loans multiplied by (y) the daily amount available
                                ----------
     from time to time to be drawn under such Letter of Credit, such letter of credit fee to be payable in arrears on and to (but excluding) the last day of each March, June, September and December of each year; and in any event each such fronting fee or letter of credit fee to be computed on the basis of a 360-day year for the actual number of days elapsed; and

          (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

3.3       DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.
          ------------------------------------------------------------------

     A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

     B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained
                                             --------
in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (San Francisco time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for
                                                   --------  -------
any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this

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

Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

     C. PAYMENT BY REVOLVING LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

          (i)    Payment by Revolving Lenders.  In the event that Company shall
                 ----------------------------
     fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (San Francisco time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Federal Funds Effective Rate for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

          (ii)   Distribution to Revolving Lenders of Reimbursements Received
                 ------------------------------------------------------------
     From Company. In the event any Issuing Lender shall have been reimbursed by
     ------------
     other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of all payments subsequently received by such

     Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

     D.   INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

          (i)    Payment of Interest by Company.  Company agrees to pay to each
                 ------------------------------
     Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

          (ii)   Distribution of Interest Payments by Issuing Lender.  Promptly
                 ---------------------------------------------------
     upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by such

     Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

3.4       OBLIGATIONS ABSOLUTE.
          --------------------

          The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

          (i)    any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

          (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

          (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

          (vi) any breach of this Agreement or any other Loan Document by any party thereto; or

          (vii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.

3.5       INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.
          --------------------------------------------------

     A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses and reasonable out-of-pocket costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

          In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

          Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

3.6       INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.
          -------------------------------------------------------

          Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error. Such Lender agrees to provide any such request within 180 days of becoming aware of such costs and to use averaging and attribution methods which are reasonable.

3.7       CONFLICT AMONG DOCUMENTS.
          ------------------------

          This Agreement shall control in the event of any conflict with any L/C-Related Document.

3.8       ISSUING AFFILIATE.
          -----------------

          The Issuing Lender may perform any or all of its obligations under this Agreement with respect to letters of Credit through one or more of its Affiliates and, if it exercises such option, each reference to "Issuing Lender" in this Agreement shall be deemed a reference to the Issuing Lender or such Affiliate, as appropriate.

SECTION 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

          The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1       CONDITIONS TO TERM LOANS AND INITIAL REVOLVING LOANS AND SWING LINE
          -------------------------------------------------------------------
          LOANS.
          -----

          The obligations of Lenders to make the Term Loans and any Revolving Loans and Swing Line Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction (or waiver) of the following conditions:

     A. LOAN PARTY DOCUMENTS. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agents for Lenders with sufficient originally executed copies, where appropriate, for each Lender and counsel to the Agents) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing
Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents to which such Person is a party; and

          (vi) The Notes to be issued by Company (if so requested in accordance with subsection 2.1D), drawn to the order of each requesting Lender with appropriate insertions; and

          (vii)  Such other documents as Agents may reasonably request.

     B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, there has not occurred any event or a series of events which could reasonably be expected to have (i) a material adverse effect (in the sole opinion of Arranger and Syndication Agent) on the business, properties, financial condition, results of operation, assets, prospects of the Business for the twelve consecutive monthly period following the consummation of the Transactions or the liabilities of Holdings and its Subsidiaries, taken as a whole; provided that for purposes of
                                                 --------
determining whether or not this condition has been satisfied, there shall be excluded from the basis of such determination any matter not reasonably likely to result in a net cost in excess of $5,000,000 following the Closing Date (excluding any cost reflected in the Working Capital Adjustment (as such term is defined in the Recapitalization Agreement)) or (ii) a material impairment of the operations of the Business or the right and ability of Company to borrow under this Agreement.

     C. MORTGAGES; MORTGAGE POLICIES; ETC. Syndication Agent shall have received from Company and each applicable Subsidiary Guarantor:

          (i)    Mortgages.  Fully executed and notarized Mortgages in proper
                 ---------
     form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1C
                                                                   -------------
     annexed hereto (each a "CLOSING DATE MORTGAGED PROPERTY" and, collectively, the "CLOSING DATE MORTGAGED PROPERTIES");

          (ii)   Opinions of Local Counsel.  An opinion of counsel (which
                 -------------------------
     counsel shall be reasonably satisfactory to Agents) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents dated as of the Closing Date and setting forth substantially the matters in the opinion attached hereto as Exhibit XXIV and as to such other matters as Agents may
               ------------
     reasonably require;

          (iii)  Title Insurance.  As determined by Syndication Agent in its
                 ---------------
     sole discretion, (a) unconditional commitments for mortgagee title insurance policies (the "CLOSING DATE MORTGAGE POLICIES") issued by the Title Company with respect to the Closing Date Mortgaged Properties in amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring Administrative Agent that the applicable Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, and such other exceptions approved by Agents, which Closing Date Mortgage Policies (1) shall include a lenders aggregation endorsement, an endorsement for future advances under this Agreement and for any other matters reasonably requested by Syndication Agent and (2) shall provide for affirmative insurance and such reinsurance as Agents may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Syndication Agent; and (b) evidence reasonably satisfactory to Syndication Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages in the appropriate real estate records;

          (iv)  Title Reports.  With respect to each Closing Date Mortgaged
                -------------
     Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Syndication Agent;

          (v)   Copies of Documents Relating to Title Exceptions.  Copies of all
                ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1C(iv) as may be requested by Syndication Agent;

          (vi)  Matters Relating to Flood Hazard Properties.  (a) Evidence,
                -------------------------------------------
     which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (vii) Environmental Indemnity.  If requested by Syndication Agent, an
                -----------------------
     environmental indemnity agreement,
     satisfactory in form and substance to Agents and their counsel, with respect to the indemnification of Agents and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

     D. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 4.1C, Syndication Agent shall have received evidence reasonably satisfactory to it that Company, Holdings and Subsidiary Guarantors, as applicable, shall have taken or caused to be taken all such necessary actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of Syndication Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)   Schedules to Collateral Documents.  Delivery to Syndication
                ---------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents;

          (ii)  Stock Certificates and Instruments.  Delivery to Administrative
                ----------------------------------
     Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise reasonably satisfactory in form and substance to Syndication Agent) representing all capital stock pledged pursuant to the Company Pledge Agreement, the Holdings Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to Agents) evidencing any Collateral;

          (iii) Lien Searches and UCC Termination Statements.  Subject to the
                --------------------------------------------
     provisions of subsection 4.4, delivery to Syndication Agent of (a) the results of a recent search, by a Person satisfactory to Syndication Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

          (iv)  UCC Financing Statements and Fixture Filings.  Delivery to
                --------------------------------------------
     Syndication Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent, necessary to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v)   PTO Cover Sheets, Etc.  Delivery to Syndication Agent of all
                ---------------------
     cover sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

          (vi)  Opinions of Local Counsel.  Delivery to Agents of an opinion of
                -------------------------
     counsel (which counsel shall be reasonably satisfactory to Syndication Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Agents may reasonably request, in each case in form and substance reasonably satisfactory to Agents dated as of the Closing Date and setting forth substantially the matters in the form of opinion annexed hereto as Exhibit
                                                                        -------
     XXIV and as to such other matters as Agents may reasonably require.
     ----

          (vii) Officer's Certificate from Holdings.  Delivery to Agents of an
                -----------------------------------
     Officer's Certificate of Holdings stating that after the consummation of the Transactions, it will not own any assets other than the capital stock of Company.

     E. EVIDENCE OF INSURANCE. Syndication Agent shall have received a certificate from Company's insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

     F.   DEBT AND EQUITY CAPITALIZATION OF HOLDINGS AND COMPANY.

     (i)  Redemption of Holdings Common Stock.  On or prior to the Closing Date,
          -----------------------------------
(a) Holdings shall have obtained the requisite approval of the Existing Shareholders regarding the Recapitalization Agreement and the transactions contemplated thereby and (b) Holdings shall have redeemed all of the issued and outstanding Holdings Common Stock (other than the Retained Shares) from the Existing Shareholders for an aggregate redemption price not exceeding $211,503,000. Subsequent to the redemption of the Holdings Common Stock as described above, the Existing Shareholders shall own the Retained Shares representing 22.5% of the outstanding shares of Holdings Common Stock (after giving effect to the full exercise of the Holdings Warrants). The redemption of the Holdings Common Stock shall be in form and substance reasonably satisfactory to Syndication Agent and Arranger.

     (ii)  Issuance of Holdings Preferred Stock.  On or prior to the Closing
           ------------------------------------
Date, Holdings shall have issued the Holdings Preferred Stock and Holdings Warrants and shall have received at least $47,000,000 in gross cash proceeds therefrom. The terms and conditions of the Holdings Preferred Stock in the Holdings Certificate of Designation shall be reasonably satisfactory in form and substance to Syndication Agent and Arranger; provided that in any event the
                                             --------
Holdings Preferred Stock shall not become subject to any mandatory redemption prior to the final redemption date thereof; and provided further that the
                                                -------- -------
Holdings Preferred Stock shall not provide or require for any cash distributions by way of dividends or otherwise prior to the tenth anniversary of the Closing Date. On or prior to the Closing Date, Principals and investment funds directly managed by SKC shall have purchased from Holdings, for an aggregate purchase price of $47,000,000, shares of Holdings Preferred Stock, together with the Holdings Warrants. On the Closing Date, the shares of Holdings Common Stock issuable upon the full exercise of the Holdings Warrants shall represent 77.5% of the outstanding shares of Holdings Common Stock after giving effect to such issuance.

     (iii) Issuance of Holdings Discount Debentures.  On or prior to the Closing
           ----------------------------------------
Date, Holdings shall have issued the Holdings Discount Debentures and shall have received at least $45,105,480 in gross proceeds therefrom (such gross cash proceeds, together with the gross cash proceeds of the Holdings Preferred Stock, the "EQUITY CONTRIBUTIONS"). The terms and conditions of the Holdings Discount Debentures shall be substantially as described in the Holdings Discount Debentures Material and shall be satisfactory in form and substance to Syndication Agent and Arranger; provided that in any event the Holdings Discount
                                --------
Debentures shall be unsecured and shall not mature or provide for or require any payments of accrued interest thereon or accreted value thereof prior to the fifth anniversary of the Closing Date. Company shall have delivered to Agents a fully executed or conformed copy of the Holdings Discount Debentures Indenture and a copy of the Holdings Discount Debentures Material.

     (iv)  Issuance of Senior Subordinated Notes.  On or prior to the Closing
           -------------------------------------
Date, Company shall have issued the Senior Subordinated Notes and shall have received at least $100,000,000 in gross proceeds therefrom. The terms and conditions of the

Senior Subordinated Notes shall be substantially as described in the Senior Subordinated Notes Material and shall be in form and substance satisfactory to Syndication Agent and Arranger; provided that in any event the Senior
                                --------
Subordinated Notes shall be unsecured and shall not mature or provide for any scheduled principal payments prior to the tenth anniversary of the Closing Date; and provided further that the negative covenants and default provisions shall be
    -------- -------
less restrictive than those contained in this Agreement. Company shall have delivered to Administrative Agent a fully executed or conformed copy of the Senior Subordinated Notes Indenture and a copy of the Senior Subordinated Notes Material.

     (v)   Capital Contribution to Company.  On or prior to the Closing Date, as
           -------------------------------
capital contributions to Company, Holdings shall (a) transfer all of its assets to Company and (b) provide cash to Company in an amount equal to the Equity Contributions in exchange for the Holdings Preferred Stock. On the Closing Date, Holdings shall own 100% of all issued and outstanding capital stock of Company. Agents shall have received an Officer's Certificate of Holdings stating that after giving effect to the transactions described in this subsection 4.1F(v), Holdings will own no assets other than the capital stock of Company.

     (vi)  Repayment of Indebtedness under the Existing Credit Agreement and
           -----------------------------------------------------------------
Existing IRB Loan Agreement.  On or prior to the Closing Date, Holdings shall
---------------------------
have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement and the Existing IRB Loan Agreement (the aggregate principal amount of all such Indebtedness not to exceed $45,091,767.60), including accrued interest and any prepayment penalties related thereto, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Syndication Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of Holdings and its Subsidiaries thereunder, and (d) made arrangements reasonably satisfactory to Syndication Agent and Arranger with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Holdings and its Subsidiaries with respect thereto.

     (vii) Repayment of Indebtedness under the Existing Tax Increment Financing
           --------------------------------------------------------------------
Agreement and Existing Smart E Bonds Loan Agreement.  On or prior to the Closing
---------------------------------------------------
Date, Forster Mfg. shall have (a) repaid in full all Indebtedness outstanding under the Existing Tax Increment Financing Agreement and the Existing Smart E Bonds Loan Agreement (the aggregate principal amount of all such Indebtedness not to exceed $770,951.11), including accrued interest and any prepayment penalties related thereto, and (b) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing such Indebtedness or other obligations of Holdings and its Subsidiaries thereunder.

     G. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Closing Date, the Lenders shall have received from Holdings (i) audited financial statements of Holdings and its Subsidiaries for Fiscal Years 1995, 1996 and 1997, consisting of balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Years, (ii) if available, unaudited financial statements of Holdings and its Subsidiaries as at March 31, 1998, consisting of a balance sheet and the related consolidated statements of operations, stockholders' equity and cash flows for the three-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Holdings that they fairly represent the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the period indicated, subject to changes resulting from audit and normal year-end adjustments, and (iii) pro forma consolidated balance sheets of Holdings and its Subsidiaries and Company and its Subsidiaries as at the Closing Date, prepared in accordance with GAAP and giving effect to the consummation of the Transactions and the other transactions contemplated by the Loan Documents and reflecting the legal and capital structure as agreed to by Syndication Agent and Arranger, which pro forma financial statements shall be in form and substance reasonably satisfactory to the Lenders.

     H.   TRANSACTION COSTS.  Transaction Costs shall not exceed $12,500,000.

     I. OPINIONS OF COUNSEL TO LOAN PARTIES. Agents, Lenders and counsel to the Agents shall have received (i) originally executed copies of one or more favorable written opinions of (A) McDermott, Will & Emery, special counsel for Loan Parties, (B) Lindquist & Vennum P.L.L.P., Minnesota counsel for Holdings,
(C) Shook, Hardy & Bacon L.L.P., Kansas counsel for Empire Candle, Inc., and (D) Bernstein, Shur, Sawyer & Nelson, Maine counsel for Forster Inc., in each case in form and substance reasonably satisfactory to Agents and Arranger and their counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX annexed hereto, as appropriate,
                                      ----------
and as to such other matters as Agents and Arranger acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Syndication Agent and Arranger that Company has requested such counsel to deliver such opinions to Lenders.

     J. OPINIONS OF SYNDICATION AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of Exhibit X annexed hereto and as to such other
                                   ---------
matters as Syndication Agent acting on behalf of Lenders may reasonably request.

     K. OPINIONS OF COUNSEL DELIVERED UNDER RELATED AGREEMENTS. Agents and their counsel shall have received copies of each of the opinions of counsel delivered on behalf of or to any Loan Party under or in respect of the Holdings Discount Debentures Indenture, Holdings Preferred Stock and Senior Subordinated Indenture, together with a letter from each such counsel authorizing Agents and Lenders to rely upon such opinion to the same extent as though it were addressed to Agents and Lenders.

     L. FEES. Company shall have paid to Administrative Agent and Arranger the fees payable on the Closing Date referred to in subsection 2.3.

     M. SOLVENCY CERTIFICATE. Company shall have delivered to Arranger and Agents a Solvency Certificate dated the Closing Date.

     N. ENVIRONMENTAL MATTERS. Arranger and Syndication Agent shall have received reports and other information in form, scope and substance reasonably satisfactory to Arranger and Syndication Agent regarding environmental matters related to the Facilities.

     O. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Agents an Officer's Certificate, in form and substance satisfactory to Syndication Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Syndication Agent.

     P. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Transactions and all other transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on all transactions contemplated by the Loan Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     Q. MARGIN DETERMINATION CERTIFICATE. Company shall have delivered to Arranger and Agents a Margin Determination Certificate demonstrating in reasonable detail the Consolidated Leverage Ratios for the four consecutive Fiscal Quarters ending on the last day of most recently ended Fiscal Quarter.

     R. LITIGATION. There shall exist no pending or threatened in writing material litigation, proceedings or investigations which (i) would contest the consummation of the Transactions or (ii) would reasonably be expected to have a Material Adverse Effect.

4.2  CONDITIONS TO ALL LOANS.
     -----------------------

          The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

          A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

          B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied in all material respects all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

          (v) The making of the Loans requested on such Funding Date shall not violate any applicable law including Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

4.3       CONDITIONS TO LETTERS OF CREDIT.
          -------------------------------

          The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

     A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

     B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

     C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

4.4       ITEMS TO BE DELIVERED AFTER THE CLOSING DATE.
          --------------------------------------------

          Company, Agents and Lenders recognize that it may be impractical for Company to deliver certain of the items listed in subsection 4.1D(iii) on the Closing Date. Company, Agents and Lenders agree, to the extent that any of such items are not so delivered on the Closing Date with the consent of Syndication Agent, Company shall deliver such items within 30 days of the Closing Date. In addition, Company agrees (i) to use all reasonable efforts to deliver a Mortgage on Leasehold Property located in Kansas City, Kansas, which, due to inability of Company to obtain the Landlord Consent and Estoppel with respect to such Mortgage, cannot be delivered on the Closing Date; and (ii) within 30 days following the Closing Date, either to deliver (A) such Mortgage and the applicable items specified in subsection 4.1C that are required to be delivered in connection with a Mortgage, each in form and substance satisfactory to Syndication Agent, in which case such Mortgage shall be deemed a Closing Date Mortgage, (B) a written notice to Syndication Agent, indicating that it is impractical to deliver such Mortgage and other items by such 30th day and that Company intends to deliver such Mortgage and other items on a specified future date (which shall not be later than the 90th day following the Closing Date), in which case such Mortgage and other items shall be delivered on or prior to such date or (C) a written notice to Syndication Agent indicating that, having used all reasonable efforts, Company is unable to deliver such Mortgage and such other items. If Company is not able to deliver the Mortgage on the Leasehold Property located in Kansas City, Kansas, and Company has provided the written notice referred to in clause
(C) to Administrative Agent, then, within 15 days of the date of such notice, Company shall cause to be filed a Memorandum of Negative Pledge with respect to such Leasehold Property with the appropriate county recorder's office.

SECTION 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders and the Agents to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender and the Agents, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1       ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
          ----------------------------------------------------------------
          SUBSIDIARIES.
          ------------

     A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto. Each
                                              ------------
Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

     B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect.

     C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.

     D.   SUBSIDIARIES.  All of the Subsidiaries of Company are identified in
Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time
------------                         ------------
to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto
                                                  ------------
(as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                          ------------
supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed
                                                          ------------
hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein. Holdings owns all of the capital stock of Company and no other asset, other than the leasehold interests described in subsection 7.14.

5.2       AUTHORIZATION OF BORROWING, ETC.
          --------------------------------

     A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary actions on the part of each Loan Party that is a party thereto.

     B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or the Articles of Incorporation or Bylaws of Holdings, Company or any of Company's Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings, Company or any of Company's Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Company or any of its Subsidiaries, which conflict, breach or default would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings, Company or any of Company's Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of or consent of any Person under any Contractual Obligation of Holdings, Company or any of Company's Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, or the failure to so obtain would reasonably be expected to have a Material Adverse Effect.

     C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which, if not obtained, would reasonably be expected to have a Material Adverse Effect.

     D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. VALID ISSUANCE OF HOLDINGS COMMON STOCK, HOLDINGS PREFERRED STOCK, HOLDINGS DISCOUNT DEBENTURES AND THE SENIOR SUBORDINATED NOTES.

     (i)(A) Holdings Common Stock.  As of the Closing Date, there are 16,112,500
            ---------------------
shares of issued and outstanding Holdings Common Stock. Such shares of Holdings Common Stock have been duly and validly issued, fully paid and nonassessable. Except as provided in the Holdings Certificate of Designation, the Holdings Warrants or the Stockholders' Agreement, no stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. Any issuance and sale of Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

        (B) Holdings Preferred Stock.  As of the Closing Date, there are 47,000
            ------------------------
shares of issued and outstanding Holdings Preferred Stock. Such shares of Holdings Preferred Stock have been duly and validly issued, fully paid and nonassessable. Except as provided in the Holdings Certificate of Designation, the Holdings Warrants or the Stockholders' Agreement, no stockholder of Holdings has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings. Any issuance and sale of Holdings Preferred Stock, upon such issuance and sale, will either (a) have been registered and qualified under applicable federal and state securities laws or
(b) be exempt therefrom.

          (C) Holdings Discount Debentures.  Holdings has the corporate power
              ----------------------------
and authority to issue the Holdings Discount Debentures. The Holdings Discount Debentures, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The Holdings Discount Debentures, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

     (ii) The Senior Subordinated Notes.  Company has the corporate power and
          -----------------------------
authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof in accordance with their terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability) and the Loans and all other monetary Obligations hereunder are and will be within the definitions of "Bank Indebtedness", "Senior Indebtedness" and "Designated Senior Indebtedness" included in such provisions. The Senior Subordinated Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

5.3       FINANCIAL CONDITION.
          -------------------

          Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of Holdings and its Subsidiaries as at December 31, 1995, December 31, 1996 and December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for the Fiscal Years then ended and (ii) the unaudited consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 1998 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case would reasonably be expected to have a Material Adverse Effect.

5.4       NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.
          ---------------------------------------------------------

          Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.

5.5       TITLE TO PROPERTIES; LIENS; REAL PROPERTY.
          -----------------------------------------

     A. TITLE TO PROPERTIES; LIENS. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B.   REAL PROPERTY.  As of the Closing Date, Schedule 5.5 annexed hereto
                                                  ------------
contains a true, accurate and complete list of (i) all real property owned by Company or any Subsidiary and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each agreement listed in clause (ii)
             ------------
of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6       LITIGATION; ADVERSE FACTS.
          -------------------------

          Except as set forth in Schedule 5.6 annexed hereto, there are no
                                 ------------
actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of any officer of Company, threatened in writing against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

5.7       PAYMENT OF TAXES.
          ----------------

          Except to the extent permitted by subsection 6.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that such
                                                         --------
reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

 5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
          ------------------------------------------------------------------
          CONTRACTS.
          ---------

     A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.

     B. Neither Holdings nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

     C.   Schedule 5.8 contains a true, correct and complete list of all the
          ------------
Material Contracts in effect on the Closing Date.  Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no
------------
material defaults currently exist thereunder.

5.9       GOVERNMENTAL REGULATION.
          -----------------------

          Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10      SECURITIES ACTIVITIES.
          ---------------------

     A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11      EMPLOYEE BENEFIT PLANS.
          ----------------------

     A. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B.   No ERISA Event has occurred or is reasonably expected to occur.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code or as provided pursuant to a collective bargaining agreement, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $500,000.

5.12      CERTAIN FEES.
          ------------

          No broker's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13      ENVIRONMENTAL PROTECTION.
          ------------------------

          Except as set forth in Schedule 5.13 annexed hereto:
                                 -------------

          (i) neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree, settlement agreement, indemnity agreement or similar agreement allocating responsibility or liability to Company, with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity, except any of the foregoing which would not reasonably be expected to have a Material Adverse Effect;

          (ii) neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of CERCLA (42 U.S.C.
     (S) 9604) or any comparable state law, nor has Holdings nor any of its Subsidiaries been notified that it is or may be a potentially responsible party for remediation of any site under such laws;

          (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which would reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries, which Environmental Claim, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

          (iv) neither Holdings nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings' or any of its Subsidiaries' operations involves the transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent which would reasonably be expected to have a Material Adverse Effect;

          (v) to the knowledge of Holdings and Subsidiaries, no off-site waste disposal facility used by Holdings or any of its Subsidiaries, or by any predecessor of Company or any of its Subsidiaries, has been the subject of an investigation into its compliance with Environmental Laws, or the subject of a claim that it is non-compliant with Environmental Laws, or that remediation is required at such off-site waste disposal facility which would reasonably be expected to have a Material Adverse Effect;

          (vi) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 annexed hereto, which individually or in the aggregate has had
   -------------
or would reasonably be expected to have a Material Adverse Effect.


5.14      EMPLOYEE MATTERS.
          ----------------

          There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect.

5.15      SOLVENCY.
          --------

          Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16      MATTERS RELATING TO COLLATERAL.
          ------------------------------

     A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1C, 4.1D,
6.8 and 6.9 and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are, assuming continuous possession of such Pledged Collateral by Administrative Agent or any Supplemental Collateral Agent, if any, effective to create in favor of Administrative Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Administrative Agent for filing (but not yet filed), the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent and the filing of certain UCC termination statements relating to the Liens under Existing Indebtedness (which have been delivered to Administrative Agent and which will be promptly filed after the Closing Date).

     B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO, in each case other than those UCC financing statements relating to Existing Indebtedness which will be terminated upon the filing of the UCC termination statements delivered to Syndication Agent pursuant to subsections 4.1F(vi) and (vii) with the appropriate filing offices.

     D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     E. INFORMATION REGARDING COLLATERAL. All information supplied to either Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17      DISCLOSURE.
          ----------

          No representation or warranty of any Loan Party contained in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projec-tions as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.


SECTION 6.     COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause Holdings and each of its Subsidiaries to perform, all covenants in this Section 6.

6.1       FINANCIAL STATEMENTS AND OTHER REPORTS.
          --------------------------------------

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent for distribution to
Lenders:

          (i) Monthly Financials:  as soon as available and in any event within
              ------------------
     30 days after the end of each month ending after the Closing Date, the consolidated statements of operations of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; provided that such
                                                           --------
     consolidated statements of operations shall be prepared in a manner consistent with the Company's internal procedures as they exist on the Closing Date and current practice in all material respects and that such consolidated statements of operations shall provide the required information separately for each product group (as such groups are determined by

     Company from time to time; provided that to the extent any such product
                                --------
     group is changed in any material respect, Company shall promptly provide an explanation therefor to Administrative Agent); provided further that the
                                                    -------- -------
     requirement set forth in this clause (i) of this subsection 6.1 shall cease and no longer be of any force or effect on the date of delivery of the Margin Determination Certificate pursuant to clause (iv) of this subsection
     6.1 which shows that the Consolidated Leverage Ratio is less than 4.5:1.00;

          (ii)  Quarterly Financials:  as soon as available and in any event
                --------------------
     within 45 days after the end of each Fiscal Quarter, (a) the consolidated balance sheets of Holdings and its Subsidiaries and of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries and of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Holdings or Company, as the case may be, that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries and Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided that if Company delivers an Quarterly Report on Form 10-Q
              --------
     for such Fiscal Quarter as filed with the Securities and Exchange Commission to Administrative Agent within 60 days after the end of such Fiscal Quarter, such Form 10-Q shall satisfy all requirements of clause (b) of this subsection 6.1(ii);

          (iii) Year-End Financials:  as soon as available and in any event
                -------------------
     within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries and of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows of Holdings and its Subsidiaries and of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the

     Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer, chief accounting officer or controller of Holdings or Company, as the case may be, that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries or Company and its Subsidiaries, as the case may be, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; provided that if Company delivers an Annual Report on Form 10-K for such
     --------
     Fiscal Quarter as filed with the Securities and Exchange Commission to Administrative Agent within 105 days after the end of such Fiscal Quarter, such Form 10-K shall satisfy all requirements of clause (b) of this subsection 6.1(iii); and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries and Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries and Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Officer's, Margin Determination and Compliance Certificates:
               -----------------------------------------------------------
     together with each delivery of financial statements of Holdings and its Subsidiaries and of Company and its Subsidiaries pursuant to subdivisions
     (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; (b) a Margin Determination Certificate demonstrating in reasonable detail the Consolidated Leverage Ratios for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements; and (c) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v)  Reconciliation Statements:  if, (A) as a result of any change in
               -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Holdings and its Subsidiaries or Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made and (B) Requisite Lenders so request, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Holdings and its Subsidiaries and Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Holdings or Company, as the case may be, setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification:  together with each delivery of
               --------------------------
     consolidated financial statements of Holdings and its Subsidiaries and Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of subsections 7.5, 7.6, 7.8 and 7.9 of this Agreement as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an

     Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants
                                                 --------
     shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (c) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Holdings or Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries or Company and its Subsidiaries, as the case may be, made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases:  promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to its security holders or by any Subsidiary of Holdings to its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings or any of its Subsidiaries to the public concerning material developments in the business of Holdings or any of its Subsidiaries;

          (ix)   Events of Default, etc.:  promptly upon any officer of Company
                 -----------------------
     obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (x)  Litigation or Other Proceedings:  (a) promptly upon any executive
               -------------------------------
     officer of Company obtaining actual knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or
     (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, would reasonably be expected to have a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their respective counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Holdings or any of its Subsidiaries equal to or greater than $1,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

          (xi) ERISA Events:  promptly upon becoming aware of the occurrence of
               ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)   ERISA Notices:  with reasonable promptness, copies of (a) all
                  -------------
     notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii)  Financial Plans:  as soon as practicable and in any event no
                  ---------------
     later than ten days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "FINANCIAL PLAN" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of operations and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma financial
                                                           --- -----
     covenant calculations for each such Fiscal Year determined in a manner consistent with financial covenant calculations shown in a Compliance Certificate and an explanation of the assumptions on which such forecasts are based; provided that such forecasted consolidated balance sheet,
                --------
     statements of operations and cash flows (1) shall be prepared in a manner consistent with Company's internal procedures as they exist on the Closing Date and past practice and (2) shall contain information separately for each product line, and (b) such other information and projections as any Lender may reasonably request;

          (xiv)   Insurance:  as soon as practicable and in any event by March 1
                  ---------
     of each year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the twelve months ending on the next succeeding March 1;

          (xv)    Board of Directors:  with reasonable promptness, written
                  ------------------
     notice of any change in the Board of Directors of Company or of Holdings;

          (xvi)   New Subsidiaries:  promptly upon any Person becoming a
                  ----------------
     Subsidiary of Holdings or of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in
     Schedule 5.1 annexed hereto with respect to all Subsidiaries of Company (it
     ------------
     being understood that such written notice shall be
     deemed to supplement Schedule 5.1 annexed hereto for all purposes of this
                          ------------
     Agreement);

          (xvii)   Material Contracts:  promptly, and in any event within ten
                   ------------------
     Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xviii)  UCC Search Report:  As promptly as practicable after the date
                   -----------------
     of delivery to Administrative Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 4.1D(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;

          (xix)    Other Information:  with reasonable promptness, such other
                   -----------------
     information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2       LEGAL EXISTENCE, ETC.
          ---------------------

          Except as permitted under subsection 7.7, Company will, and will cause each of Holdings and its Subsidiaries to, at all times preserve and keep in full force and effect its legal existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries
              --------  -------
shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company or such Subsidiary, taken as a whole, or Lenders.

6.3       PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.
          ----------------------------------------------

     A. Company will, and will cause each of Holdings and its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies)
for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or
                                             --------
claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B. Company will not, nor will it permit any of Holdings or its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings, Company or any of its Subsidiaries).

6.4       MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
          --------------------------------------------------------
          INSURANCE/CONDEMNATION PROCEEDS.
          -------------------------------

     A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

     B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agents in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

6.5       INSPECTION RIGHTS.
          -----------------

          Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours; provided that Administrative Agent shall conduct not more than one
       --------
physical audit in any one Fiscal Year; and provided further, that upon the
                                           -------- -------
occurrence and during the continuance of an Event of Default, Administrative Agent may engage in any number of physical audits which Administrative Agent reasonably deems necessary.

6.6       COMPLIANCE WITH LAWS, ETC.
          --------------------------

          Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which would reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7       COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES,
          -----------------------------------------------------------
          ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.
          ---------------------------------------------------------

     A.   ENVIRONMENTAL DISCLOSURE.

          Company will deliver to Administrative Agent and Lenders:

          (i) Environmental Audits and Reports.  As soon as practicable
              --------------------------------
     following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of

     Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility which would reasonably be expected to have a Material Adverse Effect;

          (ii)  Notice of Certain Releases, Remedial Actions, Etc.  Promptly
                --------------------------------------------------
     upon the occurrence thereof, written notice describing in reasonable detail
     (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under CERCLA or EPCRA which would reasonably be expected to have a Material Adverse Effect, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of Environmental Claims which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to have a Material Adverse Effect.

          (iii) Written Communications Regarding Environmental Claims,
                ------------------------------------------------------
     Releases, Etc.  As soon as practicable following the sending or receipt
     --------------
     thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency which would reasonably be expected to have a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which would reasonably be expected to have a Material Adverse Effect.

          (iv) Notice of Certain Proposed Actions Having Environmental Impact.
               --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that would reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all Governmental Authorizations required under any Environmental Laws for their respective operations the failure to so maintain would reasonably be expected to have a Material

     Adverse Effect and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws which would reasonably be expected to have a Material Adverse Effect.

          (v)  Other Information.  With reasonable promptness, such other
               -----------------
     documents and information as from time to time may be reasonably requested by Administrative Agent or Requisite Lenders in relation to any matters disclosed pursuant to this subsection 6.7.

     B. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

          (i)  Remedial Actions Relating to Hazardous Materials Activities.
               -----------------------------------------------------------
     Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim to the extent required by law and the failure to take such action would reasonably be expected to have a Material Adverse Effect. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of
               --------------------------------------------------------------
     Environmental Laws.  Company shall promptly take, and shall cause each of
     ------------------
     its Subsidiaries promptly to take, any and all actions necessary to (a) cure any violation of applicable Environmental Laws by Company or its Subsidiaries if the failure to cure such violation would not reasonably be expected to have a Material Adverse Effect; and (b) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

          (iii)  Actions Relating to Landfills.  Company shall promptly
                 -----------------------------
     undertake, and cause each of its Subsidiaries to undertake, any and all sampling, testing, maintenance, investigation, or other actions related to any landfill or other disposal site at any Facility that is required by (i) any applicable statute or regulation; and (ii) order or directive from or agreement with any federal, state or local governmental or regulatory agency.

6.8       EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL
          -----------------------------------------------------------------
          DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES; IP
          -------------------------------------------------------------
          COLLATERAL.
          ----------

     A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1D) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien (subject to Permitted Encumbrances) on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

     B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws certified by its secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

     C. IP COLLATERAL. If any Subsidiary becomes an owner of any Intellectual Property, Company shall cause such Subsidiary to promptly execute and deliver to Administrative Agent a copyright security agreement or a trademark security agreement, or such other security agreement as Administrative Agent shall deem appropriate and take such further action and execute such further documents and instruments as may be necessary, or in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on such Intellectual Property.

6.9       CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL
          -------------------------------------------------------------------
          PROPERTY COLLATERAL.
          -------------------

     A. CONFORMING LEASEHOLD INTERESTS. If Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, cause such Leasehold Property to be a Conforming Leasehold Interest.

     B. ADDITIONAL MORTGAGES, ETC. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "ADDITIONAL MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i) Additional Mortgage.  A fully executed and notarized Mortgage (an
              -------------------
     "ADDITIONAL MORTGAGE"), duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii)   Opinions of Counsel.  (a)  A favorable opinion of counsel to
                 -------------------
     such Loan Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii)  Landlord Consent and Estoppel; Recorded Leasehold Interest.  In
                 ----------------------------------------------------------
     the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel, unless Company or such Subsidiary is unable to obtain the Landlord Consent and Estoppel after using commercially reasonable efforts to obtain the same and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)   Title Insurance.  (a) If required by Administrative Agent, an
                 ---------------
     ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

          (v)    Title Report.  If no Additional Mortgage Policy is required
                 ------------
     with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;

          (vi)   Copies of Documents Relating to Title Exceptions.  Copies of
                 ------------------------------------------------
     all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above as may be requested by Administrative Agent; and

          (vii)  Matters Relating to Flood Hazard Properties.  (a) Evidence,
                 -------------------------------------------
     which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

          (viii) Environmental Audit.  If required by Administrative Agent,
                 -------------------
     reports and other information, in form, scope and substance satisfactory to Administrative Agent concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property. After consultation with Company, Administrative Agent may request for, and Company shall deliver, such reports and other information that are prepared by environmental consultants satisfactory to Administrative Agent.

6.10      INTEREST RATE PROTECTION.
          ------------------------

          Within 90 days after the Closing Date and continuing for a period of two years, Company shall at all times maintain in effect one or more Interest Rate Agreements with respect to the Loans, in an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Term Loans outstanding from time to time, which Interest Rate Agreements shall have the effect of establishing a maximum interest rate to the satisfaction of Administrative Agent per annum with respect to such notional principal amount, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent and with a term of not less than two years.

6.11      YEAR 2000 COVENANT.
          ------------------

          Company shall perform all acts reasonably necessary to ensure that Company and its Subsidiaries become Year 2000 Compliant. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Company's systems (including the interface of those systems with the systems of material suppliers, vendors and customers) and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this subsection 6.11, "Year 2000 Compliant" shall mean, in regard to Company and its Subsidiaries, that all software, hardware, firmware, equipment, goods or systems utilized by Company and its Subsidiaries, the failure of which would reasonably be expected to have a Material Adverse Effect, will properly perform date sensitive functions before, during and after the year 2000. Company shall, promptly upon request, provide to Administrative Agent such certifications or other reasonable evidence of Company's compliance with the terms of this paragraph as Administrative Agent may from time to time reasonably require.

SECTION 7.     COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause Holdings and each of its Subsidiaries to perform, all covenants in this Section 7.

7.1       INDEBTEDNESS.
          ------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Holdings and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases in an aggregate amount not exceeding $5,000,000; provided that such Capital Leases are permitted
                               --------
     under the terms of subsections 7.6, 7.8 and 7.9;

          (iv) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by
     --------
     promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany
                       --- -----
     Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (v) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                                               ------------

          (vi) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes;

          (vii) Subsidiaries of Company acquired after the Closing Date, the acquisition of which is permitted under the provisions of subsection 7.7(ii), may remain liable with respect to Indebtedness existing immediately prior to the time any such entity became a Subsidiary of Company in an aggregate amount for all such Subsidiaries not to exceed $17,000,000 at any time outstanding; provided that (i) no Event of Default
                                          --------
     or a Potential Event of Default shall have occurred and be continuing or shall be caused thereby, and (ii) such Indebtedness is not incurred in contemplation of such acquisition;

          (viii) Holdings may become and remain liable with respect to Indebtedness evidenced by the Holdings Discount Debentures and any Indebtedness incurred to refinance such Indebtedness; provided that after
                                                           --------
     giving effect to such refinancing Indebtedness and the repayment of the corresponding Indebtedness with the proceeds thereof, (a) the aggregate offering price of the refinancing Indebtedness shall not be greater than the aggregate accreted value of such refinanced Indebtedness immediately prior to such refinancing; (b) the weighted average life to maturity of such refinancing Indebtedness shall be no shorter than the Indebtedness being refinanced; (c) the interest rate applicable to such refinancing Indebtedness shall not be higher than the interest rate applicable to the Indebtedness being refinanced or such refinancing Indebtedness shall not provide for a cash current-pay feature earlier than the scheduled interest payment with respect to the Indebtedness being refinanced, and (d) such refinancing Indebtedness shall not be secured by any property of Holdings; and

          (ix) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $10,000,000 at any time outstanding.

7.2       LIENS AND RELATED MATTERS.
          -------------------------

     A. PROHIBITION ON LIENS. Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)   Permitted Encumbrances;

          (ii)  Liens granted pursuant to the Collateral Documents;

          (iii) Liens described in Schedule 7.2 annexed hereto;
                                   ------------

          (iv) Liens securing Indebtedness permitted under subsection 7.1(vii), which Liens are existing prior to the time the entity which incurred such Indebtedness became a Subsidiary of Company; provided that such Liens were
                                                  --------
     not incurred in connection with, or in contemplation of, the acquisition of such Subsidiary and such Liens extend to or cover only the property and assets of such entity which were covered by such Liens and which were owned by such entity, in each case at the time such entity became a Subsidiary of Company; and

          (v) Other Liens securing Indebtedness in an aggregate amount not to exceed $1,000,000 at any time outstanding.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Holdings nor any of its Subsidiaries shall enter into any agreement (other than an agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Holdings, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Holdings or any other Subsidiary of Holdings, (iii) make loans or advances to Holdings or any other Subsidiary of Holdings, or (iv) transfer any of its property or assets to Holdings or any other Subsidiary of Holdings.

7.3       INVESTMENTS; JOINT VENTURES.
          ---------------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

          (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsections 7.6, 7.8 and 7.9;

          (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                                ------------

          (v) Company and its wholly-owned Domestic Subsidiaries may make and own Investments in Persons that, as a result of such Investments, become additional wholly-owned Domestic Subsidiaries, and Company may make and own Investments in Persons that, as a result of such Investments, become additional direct wholly-owned Foreign Subsidiaries, in each case to the extent such Investments are permitted under subsection 7.7(ii); and

          (vi) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $8,000,000.

7.4       CONTINGENT OBLIGATIONS.
          ----------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Holdings may become and remain liable with respect to Contingent Obligations in respect of the Holdings Guaranty and Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

          (ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit and Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other letters of credit in an aggregate amount at any time not to exceed $5,000,000;

          (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements entered into by Company with respect to Obligations under this Agreement, including, without limitation, the Hedge Agreement required under subsection 6.10;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $5,000,000;

          (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1; and

          (vi) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                         ------------
     hereto.

7.5       RESTRICTED JUNIOR PAYMENTS.
          --------------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that any Subsidiary may pay dividends or
                           --------
make other distributions to Company; and provided further that, so long as no
                                         -------- -------
Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, (i) Company may make dividend payments to Holdings on or immediately prior to April 15, 2003 for the sole purpose of allowing Holdings to make a one-time partial redemption of the Holdings Discount Debentures in accordance with the terms of and to the extent required by the Holdings Discount Debentures Indenture in effect as of the Closing Date in an aggregate amount not exceeding the amount required thereunder; provided that for
                                                               --------
such dividend payment to be permitted to be made to Holdings by Company, immediately after giving effect to such payment, (I) the excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans shall be at least $10,000,000 and (II) Company delivers an Officer's Certificate demonstrating that the pro forma Consolidated Leverage Ratio after
                                   --- -----
taking into account the proposed payment under subsection 7.5(i) is equal to or less than 3.0:1.00; (ii) Company may make dividend payments to Holdings for the purpose of allowing Holdings to make the scheduled interest payments on the Holdings Discount Debentures accruing after April 15, 2003 in accordance with the terms of and to the extent required by the Holdings Discount Debentures Indenture if Company delivers an Officer's Certificate demonstrating pro forma
                                                                     --- -----
compliance with subsection 7.6, with the assumption that the dividends permitted pursuant to this subsection 7.5(ii) were made at the beginning of the fiscal period for which the calculations are being made and such distributions are included in Consolidated Fixed Charges, for purposes of calculation pursuant to subsection 7.6A; (iii) Company may make payments of regularly scheduled interest in respect of the Senior Subordinated Notes in accordance with the terms of and to the extent required by the Senior Subordinated Indenture; (iv) Company may make cash dividends to Holdings for the sole purposes of allowing Holdings to pay for its general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses incurred in the ordinary course of its business in an amount not to exceed $250,000 in the aggregate in any Fiscal Year; and (v) Company may make cash dividends to Holdings for the sole purpose of allowing Holdings to pay income taxes of Holdings and its Subsidiaries on a consolidated based as contemplated by the Tax Sharing Agreement. Notwithstanding anything to the contrary in this subsection 7.5, Company may make dividend payments to Holdings (A) on the Closing Date as necessary to consummate the Transactions and (B) after the Closing Date to satisfy payment of the working capital adjustment required by the Recapitalization Agreement in an amount not to exceed $2,000,000.

7.6       FINANCIAL COVENANTS.
          -------------------

     With respect to the calculation of the financial covenants contained in this subsection 7.6, to the extent that during the period for which compliance is being determined, Company or any Subsidiary of Company has made a Permitted Acquisition permitted under subsection 7.7(ii) or has disposed of any assets or operations in an amount for any such transaction or series of related transactions exceeding 5,000,000, (i) such calculations shall be made as if such Permitted Acquisition or such disposition took place on the first day of such period on a pro forma basis for the portion of such period prior to the date of
            --- -----
such Permitted Acquisition or after the date of such disposition and on an actual basis for the portion of such period after the date of such Permitted Acquisition or before the date of such disposition, (ii) such calculations shall be made after giving effect to the incurrence, assumption or repayment of any Indebtedness made in connection with such acquisition or disposition and (iii) such calculation shall be made after giving retroactive effect to demonstrable net cost eliminations or net cost savings arising by virtue of such Permitted Acquisition (such as inflated employee owner compensation), which cost eliminations and cost savings are (A) consistent with standards and practices for pro forma presentation pursuant to Regulation S-X as promulgated by the
    --- -----
Securities and Exchange Commission and are reviewed by Company's independent accountants or (B) are demonstrated in the Officer's Certificate required under subsection 7.7 and are reasonably satisfactory to Requisite Lenders. With respect to any such Permitted Acquisition, such pro forma calculations shall be
                                                --- -----
based on the audited or reviewed financial results delivered in compliance with clause (d)(3) of subsection 7.7(ii).

     A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i)(A) Consolidated EBITDA for the consecutive four-Fiscal Quarter period ending June 30, 1998, September 30, 1998, and December 31, 1998, respectively, to (B) Consolidated Fixed Charges multiplied by (a) for the Fiscal
                                                ---------- --
Quarter ending June 30, 1998, 4.0, (b) for the two-Fiscal Quarter period ending September 30, 1998, 2.0 and (c) for the three-

Fiscal Quarter period ending December 31, 1998, 1.33, (x) for the Fiscal Quarter ending June 30, 1998, to be less than 1.2:1.00, (y) for the two-Fiscal Quarter period ending September 30, 1998, to be less than 1.2:1.00, and (z) for the three-Fiscal Quarter period ending December 31, 1998, to be less than 1.2:1.00, and (ii)(A) Consolidated EBITDA to (B) Consolidated Fixed Charges for any consecutive four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:

                                                 MINIMUM FIXED
       FISCAL QUARTER ENDING DATE            CHARGE COVERAGE RATIO
       -----------------------------------------------------------------
       March 31, 1999                               1.2:1.0
       June 30, 1999                                1.2:1.0
       September 30, 1999                           1.2:1.0
       December 31, 1999                            1.2:1.0

       March 31, 2000                               1.2:1.0
       June 30, 2000                                1.2:1.0
       September 30, 2000                           1.2:1.0
       December 31, 2000                            1.2:1.0

       March 31, 2001                               1.2:1.0
       June 30, 2001                                1.3:1.0
       September 30, 2001                           1.3:1.0
       December 31, 2001                            1.3:1.0

       March 31, 2002                               1.3:1.0
       June 30, 2002                                1.4:1.0
       September 30, 2002                           1.4:1.0
       December 31, 2002                            1.4:1.0

       March 31, 2003                               1.3:1.0
       June 30, 2003                                1.3:1.0
       September 30, 2003                           1.3:1.0
       December 31, 2003                            1.2:1.0

       March 31, 2004                               1.2:1.0
       June 30, 2004                                1.2:1.0
       September 30, 2004                           1.2:1.0
       December 31, 2004                            1.2:1.0

       March 31, 2005                               0.5:1.0
       June 30, 2005                                0.5:1.0
       September 30, 2005                           0.5:1.0
       December 31, 2005                            0.5:1.0

       March 31, 2006                               0.5:1.0

     B. MAXIMUM LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio at any time during any of the periods set forth below to exceed the correlative ratio indicated:

                 PERIOD                      MAXIMUM LEVERAGE RATIO
-------------------------------------------------------------------------------
       June 30, 1998                                        6.6:1.0
       September 30, 1998                                   6.6:1.0
       December 31, 1998                                    6.6:1.0

       March 31, 1999                                       6.5:1.0
       June 30, 1999                                        6.5:1.0
       September 30, 1999                                   6.3:1.0
       December 31, 1999                                    6.2:1.0

       March 31, 2000                                       6.0:1.0
       June 30, 2000                                        5.9:1.0
       September 30, 2000                                   5.7:1.0
       December 31, 2000                                    5.6:1.0

       March 31, 2001                                       5.4:1.0
       June 30, 2001                                        5.3:1.0
       September 30, 2001                                   5.1:1.0
       December 31, 2001                                    5.0:1.0

       March 31, 2002                                       4.9:1.0
       June 30, 2002                                        4.7:1.0
       September 30, 2002                                   4.6:1.0
       December 31, 2002                                    4.5:1.0

       March 31, 2003                                       4.4:1.0
       June 30, 2003                                        4.3:1.0
       September 30, 2003                                   4.2:1.0
       December 31, 2003                                    4.1:1.0

       March 31, 2004                                       4.0:1.0
       June 30, 2004                                        4.0:1.0
       September 30, 2004                                   4.0:1.0
       December 31, 2004                                    4.0:1.0

       March 31, 2005                                       4.0:1.0
       June 30, 2005                                        4.0:1.0
       September 30, 2005                                   4.0:1.0
       December 31, 2005                                    4.0:1.0

       March 31, 2006                                       4.0:1.0

     C. INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i)(A) Consolidated EBITDA for the consecutive four-Fiscal Quarter period ending June 30, 1998, September 30, 1998, and December 31, 1998, respectively, to (B) Consolidated Interest Expense multiplied by (a) for the Fiscal Quarter ending
                              ---------- --
June 30,

1998, 4.0, (b) for the two-Fiscal Quarter period ending September 30, 1998, 2.0 and (c) for the three-Fiscal Quarter period ending December 31, 1998, 1.33, (x) for the Fiscal Quarter ending June 30, 1998, to be less than 1.5:1.00, (y) for the two-Fiscal Quarter period ending September 30, 1998, to be less than 1.5:1.00, and (z) for the three-Fiscal Quarter period ending December 31, 1998, to be less than 1.5:1.00, and (ii)(A) Consolidated EBITDA to (B) Consolidated Interest Expense for any consecutive four-Fiscal Quarter period ending on the dates set forth below to be less than the correlative ratio indicated:

                                                 MINIMUM INTEREST
             FISCAL QUARTER ENDING DATE                EXPENSE RATIO
-----------------------------------------------------  -------------
       March 31, 1999                                  1.60:1.0
       June 30, 1999                                   1.60:1.0
       September 30, 1999                              1.70:1.0
       December 31, 1999                               1.70:1.0

       March 31, 2000                                  1.70:1.0
       June 30, 2000                                   1.80:1.0
       September 30, 2000                              1.80:1.0
       December 31, 2000                               1.90:1.0

       March 31, 2001                                  1.90:1.0
       June 30, 2001                                   2.00:1.0
       September 30, 2001                              2.00:1.0
       December 31, 2001                               2.10:1.0

       March 31, 2002                                  2.20:1.0
       June 30, 2002                                   2.20:1.0
       September 30, 2002                              2.30:1.0
       December 31, 2002                               2.40:1.0

       March 31, 2003                                  2.50:1.0
       June 30, 2003                                   2.60:1.0
       September 30, 2003                              2.70:1.0
       December 31, 2003                               2.75:1.0

       March 31, 2004                                  2.75:1.0
       June 30, 2004                                   2.75:1.0
       September 30, 2004                              2.75:1.0
       December 31, 2004                               2.75:1.0

       March 31, 2005                                  2.75:1.0
       June 30, 2005                                   2.75:1.0
       September 30, 2005                              2.75:1.0
       December 31, 2005                               2.75:1.0

       March 31, 2006                                  2.75:1.0

7.7       RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.
          ----------------------------------------------------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Holdings or Company or any of Company's Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company
                           --------
     or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

          (ii) Company and its wholly-owned Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or any division or line of business of any Person, in the Business or a business incidental or related thereto (collectively, "PERMITTED ACQUISITION"); provided that (a)
                                                              --------
     such Person becomes a wholly-owned Subsidiary of Company, or such business, property or other assets are acquired by Company or a wholly-owned Subsidiary of Company, and any such wholly-owned Subsidiary which is a Foreign Subsidiary shall be a direct Subsidiary of Company; (b) the aggregate consideration paid by Company or any of its Subsidiaries does not exceed (1) for any single Permitted Acquisition, an amount equal to $25,000,000 consisting of cash consideration, Indebtedness and other liabilities incurred or assumed plus an equal or lesser amount equal to the
                                     ----
     aggregate amount received by Company as cash capital contributions from Holdings after the Closing Date to finance such transaction and/or equity issued as consideration in such transaction, and (2) for all such Permitted Acquisitions during the term of this Agreement, $75,000,000 consisting of cash consideration, Indebtedness and other liabilities incurred or assumed plus an equal or lesser amount equal to the aggregate amount received by
     ----
     Company as cash capital contributions from Holdings after the Closing Date and/or equity issued as consideration in such transactions; (c) concurrently with the consummation of such Permitted Acquisition, Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to such Permitted Acquisitions; and
     (d) prior to the consummation of such Permitted Acquisition, Company shall deliver to Administrative Agent an Officer's Certificate (1) certifying that no Potential Event of Default or Event of Default under this Agreement or under the Senior Subordinated Notes shall then exist or shall occur as a result of such Permitted Acquisition, (2) demonstrating that after giving effect to such Permitted Acquisition and to all Indebtedness to be incurred or assumed or repaid in connection with or as consideration for such Permitted Acquisition, that Company is in pro
                                                                         ---
     forma compliance with the financial covenants referred to in subsection 7.6
     -----
     for the four consecutive Fiscal Quarter period ending immediately prior to the date of the proposed Permitted Acquisition and that, giving effect to such Permitted Acquisition, Company is in compliance with the clause (b) of this subsection 7.7(ii) on a cumulative basis for all Permitted Acquisitions, and (3) delivering a copy, prepared in conformity with GAAP, of (i) financial statements of the Person or business so acquired for the immediately preceding four consecutive Fiscal Quarter period corresponding to the calculation period for the financial covenants in the immediately preceding clause, and (ii) audited or reviewed financial statements of the Person or business so acquired for the fiscal year ended within such period;

          (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

          (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that
                                                                --------
     the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; and

          (v) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $3,000,000 in any Fiscal Year; provided that (x) the consideration received for such asset shall be in an
     --------
     amount at least equal to the fair market value thereof; (y) at least 75% of the consideration received therefor is in the form of Cash (provided that
                                                                 --------
     any liabilities which are assumed by the transferee of such Assets pursuant to a customary novation agreement that releases Company or such Subsidiary from further liability, and any promissory notes received that are converted into Cash, shall be deemed to be cash for purposes of this provision); and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).


7.8       CONSOLIDATED CAPITAL EXPENDITURES.
          ---------------------------------

          Holdings shall not, and shall not permit its Subsidiaries to make or incur Consolidated Capital Expenditures in any Fiscal Year in an aggregate amount exceeding the amount equal to the sum of (i) $5,000,000 plus (ii) the
                                                               ----
amount of Net

Sale Proceeds received in such Fiscal Year not required to be prepaid under subsection 2.4B(iii)(a); provided that such amount for any Fiscal Year shall be
                         --------
increased by an amount equal to the excess, if any, of the amount permitted for the preceding Fiscal Year over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (but such increase shall not exceed $2,500,000); provided, however, to the extent that any expenditures of Company
             --------  -------
or any of its Subsidiaries constitute a Permitted Acquisition permitted under subsection 7.7(ii), then for purposes of this subsection 7.8 such expenditures made at the time of such acquisition shall not constitute or be deemed to be Consolidated Capital Expenditures under this subsection 7.8 but any and all expenditures made in connection with such Permitted Acquisition thereafter shall constitute Consolidated Capital Expenditures under this subsection 7.8.

7.9       RESTRICTION ON LEASES.
          ---------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Company and its wholly-owned Subsidiaries); unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed $3,000,000.


7.10      SALES AND LEASE-BACKS.
          ---------------------

          Holdings shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided that Company and its Subsidiaries may become and remain
            --------
liable as lessee, guarantor or other surety with respect to any such lease with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease to the extent that the transaction would be permitted under subsection 7.1, assuming the sale and lease back transaction constituted Indebtedness in a principal amount equal to the gross proceeds of the sale.

7.11      SALE OR DISCOUNT OF RECEIVABLES.
          -------------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

7.12      TRANSACTIONS WITH STOCKHOLDERS AND AFFILIATES.
          ---------------------------------------------

          Except for the transactions described on Schedule 7.12, Company shall
                                                   -------------
not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate; provided that the foregoing
                                            --------
restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries.

7.13      DISPOSAL OF SUBSIDIARY EQUITY.
          -----------------------------

          Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with subsection 7.7(i), Company shall not:

          (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

          (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.14      CONDUCT OF BUSINESS.
          -------------------

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the Business and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders (which consent shall not be unreasonably withheld or delayed). From and after the Closing Date, Holdings shall not engage in any business other than owning the capital stock of Company and entering into and performing its obligations under and in accordance with the Loan Documents and the Holdings Discount Debenture Indenture, and shall not own any assets other than the capital stock of Company; provided that Holdings may retain leasehold interests with respect to certain items of personal property pursuant to leases identified as items 1 and 10 on Schedule 5.8 until the consent of the lessor is obtained to
                     ------------
transfer such interests and related leases to Company; provided, further, that
                                                       --------
Company agrees to use all reasonable efforts to effect the transfer of such leasehold interests and leases to it as soon as practicable.

7.15      AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS,
          --------------------------------------------------------------
          HOLDINGS DISCOUNT DEBENTURES AND HOLDINGS PREFERRED STOCK; AMENDMENT
          --------------------------------------------------------------------
          TO RECAPITALIZATION AGREEMENT.
          -----------------------------

     A. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, any of the guaranties entered into by any Loan Party in connection with any Subordinated Indebtedness or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or invalidity to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which, in any such case, would be materially adverse to any Loan Party or Lenders. Company shall not amend, waive or change any of its rights under or otherwise change the terms of the Tax Sharing Agreement or the Tax Sharing Agreement dated April 21, 1998, by and among Company and its Subsidiaries, in each case as in effect on the Closing Date, without the prior written consent of the Requisite Lenders, if such amendment, waiver or change would increase materially the obligations of Company or confer additional rights on any other party under any such agreement that would be materially adverse to Company.

     B. Holdings shall not amend, waive any of its rights under, or otherwise change the terms of any of the Recapitalization Agreement, Holdings Discount Debentures, Holdings Discount Debentures Indenture, Holdings Preferred Stock, the Tax Sharing Agreement and Holdings Certificate of Designation, in each case as in effect on the Closing Date, without the prior written consent of the Requisite Lenders, if such amendment, waiver or change would increase materially the obligations of Holdings or confer additional rights on any other party to any such agreement which, in any such case, would be materially adverse to Holdings.

7.16      FISCAL YEAR
          -----------

          Company shall not change its Fiscal Year-end from December 31 of each calendar year.


SECTION 8.     EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

8.1       FAILURE TO MAKE PAYMENTS WHEN DUE.
          ---------------------------------

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

8.2       DEFAULT IN OTHER AGREEMENTS.
          ---------------------------

          (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in either an individual or an aggregate principal amount of $7,500,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3       BREACH OF CERTAIN COVENANTS.
          ---------------------------

          Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4       BREACH OF REPRESENTATIONS AND WARRANTY.
          --------------------------------------

          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5       OTHER DEFAULTS UNDER LOAN DOCUMENTS.
          -----------------------------------

          Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within twenty days after the earlier of (i) an executive officer of Company or such Loan Party obtaining actual knowledge of such default or (ii) receipt by Company and such Loan Party of notice from any Agent of such default; or

8.6       INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
          -----------------------------------------------------

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings or any of its Subsidiaries, and any such event described in this subsection 8.6 shall continue for 60 days unless dismissed, bonded or discharged; or

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

8.7       VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.
          ---------------------------------------------------

          (i) Holdings or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Holdings or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8       JUDGMENTS AND ATTACHMENTS.
          -------------------------

          Any money judgment, writ or warrant of attachment or similar process involving either in any individual case or in the aggregate at any time an amount in excess of $7,500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9       DISSOLUTION.
          -----------

          Any order, judgment or decree shall be entered against Holdings or any of its Subsidiaries decreeing the dissolution or split up of Holdings or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10      EMPLOYEE BENEFIT PLANS.
          ----------------------

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

8.11      CHANGE IN CONTROL.
          -----------------

          (i) Prior to the IPO Event, (a) Principals and Related Parties shall at any time fail to collectively and beneficially own and control and to have economic ownership of, directly, or indirectly, at least 51% of all of the issued and outstanding Holdings Common Stock on a fully diluted basis, or (b) any "Change of Control" as such term is defined in the Senior Subordinated Indenture has occurred and be continuing; and (ii) upon and after the IPO Event,
(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that (A) any "person" (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such rights is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), other than the Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of 35% or more of the voting stock of Company (measured by voting power rather than number of shares) and (B) the Principals and their Related Parties beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting stock of Company than such other "person," or (b) any "Change of Control" as such term is defined in the Senior Subordinated Indenture has occurred and be continuing; or

8.12      INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF
          -------------------------------------------------------------
          OBLIGATIONS.
          -----------

          At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect with respect to any material portion of the Collateral (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof or as the result of the action or inaction of Administrative Agent or the Lenders imposed thereunder) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered

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

thereby, in each case for any reason other than the failure of any Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13      ACTION RELATING TO CERTAIN SUBORDINATED INDEBTEDNESS OF COMPANY AND
          -------------------------------------------------------------------
          HOLDINGS DISCOUNT DEBENTURES.
          ----------------------------

          Any holder of any Subordinated Indebtedness evidenced by the Senior Subordinated Notes shall file an action seeking the rescission thereof or damages or injunctive relief relating thereto; or any event shall occur which, under the terms of the Senior Subordinated Note Indenture or the Holdings Discount Debentures Indenture, as the case may be, shall require Holdings, Company or any of its Subsidiaries to purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire all or any portion of any such Subordinated Indebtedness or the Holdings Discount Debentures; or Holdings or any of its Subsidiaries shall for any other reason purchase, redeem or otherwise acquire or offer to purchase, redeem or otherwise acquire, or make any other payments in respect of, all or any portion of any such Subordinated Indebtedness or the Holdings Discount Debentures, except to the extent expressly permitted by subsection 7.5;

8.14      FAILURE TO CONSUMMATE THE TRANSACTIONS UNDER THE RECAPITALIZATION
          -----------------------------------------------------------------
          AGREEMENT.
          ---------

          Holdings shall have failed to consummate the transactions contemplated under the Recapitalization Agreement;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the
           --------
obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(iv).

          Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Agency Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

SECTION 9.     THE AGENTS

9.1       APPOINTMENT.
          -----------

     A. APPOINTMENT OF AGENTS. Wells Fargo Bank, N.A. is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. DLJ is

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

hereby appointed Syndication Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of Syndication Agent and Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of each of Syndication Agent and Administrative Agent, and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof.
In performing its functions and duties under this Agreement, each of Syndication Agent and Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

          Notwithstanding anything to the contrary stated in this Agreement, an Agent (or any of its Affiliates) shall at all times be a Lender under this Agreement, and at such time as such Agent (or such Affiliate) shall no longer be a Lender under this Agreement, such Agent shall promptly resign pursuant to subsection 9.5A hereof.

     B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

          In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

          Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2       POWERS AND DUTIES; GENERAL IMMUNITY.
          -----------------------------------

     A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by such Agent to Lenders or by or on behalf of Company to such Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall such Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. EXCULPATORY PROVISIONS. Neither of the Agents nor any of their respective officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

     D. AGENTS ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include such Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3       REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF
          ------------------------------------------------------------------
          CREDITWORTHINESS.
          ----------------

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4       RIGHT TO INDEMNITY.
          ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent or Syndication Agent, as the case may be, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5       SUCCESSOR AGENTS AND SWING LINE LENDER.
          --------------------------------------

     A. SUCCESSOR AGENTS. The Syndication Agent may resign at any time upon ten Business Days' prior notice thereof to Company and Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Syndication Agent, Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation of Administrative Agent or any such removal of Administrative Agent, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If for any reason Requisite Lenders cannot agree on a successor Administrative Agent, the resigning Administrative Agent shall have the right to designate a successor Administrative Agent after consulting with Company. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's or Syndication Agent's resignation hereunder as Administrative Agent or Syndication Agent, as the case may be, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Syndication Agent, as the case may be, under this Agreement.

     B. SUCCESSOR SWING LINE LENDER. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of Wells Fargo Bank, N.A. or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VII annexed hereto, in
                                               -----------
the
principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

9.6       COLLATERAL DOCUMENTS AND GUARANTIES.
          -----------------------------------

          Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Administrative Agent shall not (i) enter
                       --------
into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that,
                                           -------- -------  -------
without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Lien of the stock of any Subsidiary of Company if all of the equity Securities of such Subsidiary is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder (including pursuant to a merger of such Subsidiary where such Subsidiary is the disappearing entity) or to which Requisite Lenders have otherwise consented, or (c) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the equity Securities of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, each Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, any Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to

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

use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.

SECTION 10.    MISCELLANEOUS

10.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.
          -------------------------------------------------------------

     A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided
                                                                     --------
that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided,
                                                                  --------
further that no such sale, assignment, transfer or participation of any Letter
-------
of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation; and provided,
                                                                --------
further that, anything contained herein to the contrary notwithstanding, the
-------
Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

     B.   ASSIGNMENTS.

          (i)    Amounts and Terms of Assignments.  Each Commitment, Loan,
                 --------------------------------
     Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender or any Agent, or to an Affiliate or Affiliated Fund of the assigning Lender or another Lender or any Agent, with the giving of notice to Company and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender or as may be consented to by Company and Administrative Agent) to any

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

     other Eligible Assignee (treating all Affiliated Funds as a single Eligible Assignee and a single Lender) with the consent of Company (which consent shall only be required so long as no Event of Default has occurred and is continuing) and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or
     (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $2,500 (to be assessed only if the assignee is not a Lender or Affiliate or Affiliated Fund of a Lender and otherwise at Administrative Agent's discretion) and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan
                     --------
     Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, if requested pursuant to subsection 2.1E, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit
                                                                        -------
     IV, Exhibit V, or Exhibit VI annexed hereto, as the case may be, with
     --  ---------     ----------
     appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.

          (ii)   Acceptance by Administrative Agent.  Upon its receipt of an
                 ----------------------------------
     Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 2.6D, 2.7A, 2.7C, 3.6, 6.1, 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. ASSIGNMENTS TO FEDERAL RESERVE BANKS; ASSIGNMENTS TO TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, (ii) any Lender that is an investment fund that invests in bank loans may, without the consent of Administrative Agent or Company, pledge all or any portion of its interest, rights and obligations to any trustee or any other representative of holders of obligations owed or securities issued by such investment fund as security for such obligations or securities, and (iii) such assignment or pledge referred to in clause (i) and (ii) above shall not be subject to the provisions of subsection 10.1B above; provided that (x) no Lender shall, as between Company
                        --------
and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (y) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

     F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2      EXPENSES.
          --------

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by either Agent under this Agreement as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of O'Melveny & Myers LLP, counsel to Arranger and Syndication Agent in connection with the negotiation, preparation and execution of the Loan Documents, (iv) the reasonable fees, expenses and disbursements of Administrative Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable attorneys' fees (including allocated costs of internal counsel) incurred by Administrative Agent with respect thereto; provided, however, that the costs and expenses recoverable by
                 --------  -------
Administrative Agent under this clause (iv) with respect to administration of the Loan Documents incurred on or prior to the Closing Date shall be limited to reasonable attorneys' fees not exceeding $10,000 and reasonable out-of-pocket costs and expenses, (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 4.1N or 6.9B(viii), (vi) all the actual reasonable out-of-pocket costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agents and of counsel providing any opinions that Agents may request in respect of the Collateral Documents or the Liens created pursuant thereto; (vii) the custody or preservation of any of the Collateral; (viii) all other actual and reasonable out-of-pocket costs and expenses incurred by Arranger or Agents in connection with the syndication of the Commitments and any due diligence investigation performed by Agents and Arranger, and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (ix) after the occurrence of an Event of Default, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings).

10.3      INDEMNITY.
          ---------

          In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to

Indemnitees' selection of counsel), indemnify, pay and hold harmless Arranger, Agents and Lenders and the officers, directors, trustees, employees, agents and affiliates of Arranger, Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

          As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the reasonable out-of-pocket costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.


10.4      SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.
          ----------------------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to each Agent and each Lender a security interest in all deposits and accounts maintained with such Agent or such Lender as security for the Obligations. Notwithstanding the foregoing, no Lender shall exercise, or attempt to exercise, any right of set-off, banker's lien or the like, against any deposit account or property of Company or any Subsidiary of Company held or maintained by such Lender without the prior written consent of Administrative Agent and Requisite Lenders.

10.5      RATABLE SHARING.
          ---------------

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if
                                                                --------
all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6      AMENDMENTS AND WAIVERS.
          ----------------------

          A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders, the receipt of which shall be acknowledged in writing by Administrative Agent; provided that any such amendment, modification,
                                 --------
termination, waiver or consent which: increases the amount of any of the Commitments or reduces or forgives the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date or the date of any scheduled installment of principal of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit; changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit; releases any Lien granted in favor of Administrative Agent with respect to 25% or more in aggregate fair market value of the Collateral, other than in accordance with the Loan Documents; releases Holdings or any Subsidiary Guarantor from its obligations under a Guaranty, other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 8.1, or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders with receipt acknowledged by Administrative Agent; provided, further, that if any matter described in the foregoing proviso relates
--------  -------
only to a Revolving Loan, the approval of all Revolving Lenders shall be sufficient; if any matter described in the foregoing proviso relates only to a Tranche A Term Loan, the approval of Tranche A Term Loan Lenders shall be sufficient; if any matter described in the foregoing proviso relates only to a Tranche B Term Loan, the approval of all Tranche B Term Loan Lenders shall be sufficient; provided, still further that any amendment or modification of this
            --------  ----- -------
Agreement which creates one or more additional tranches of term loans (without increasing the Commitment of any Lender to make such additional term loans) shall only require the consent of the Requisite Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agents and Requisite Lenders (the receipt of which shall be acknowledged in writing by Agents), (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of any Letter of Credit shall be effective without the consent of the Issuing Lender of such Letter of Credit and no amendment, modification, termination or waiver of Section 3 that changes in any manner the rights and obligations of an Issuing Lender with respect to an outstanding Letter of Credit shall be effective without the consent of that Issuing Lender, (iv) no amendment, modification, termination or waiver of subsection 2.1A(iv) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender, and (v) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agents shall be effective to limit the rights or increase the obligation of either Agent without the written concurrence of such Agent. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

          B. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Notes as contemplated by the first proviso of subsection 10.6A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either
(i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.9 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4B(i)(b) and 2.4B(ii)(b); provided that unless the Commitments
                                        --------
that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the
                              -------- -------
right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 10.6B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4B(ii)(b), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; provided
                                                                    --------
still further that Company shall not have the right to replace a Lender solely
----- -------
as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second sentence of subsection 10.6A.

10.7      INDEPENDENCE OF COVENANTS.
          -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

10.8      NOTICES.
          -------

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be

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

given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices
                                                         --------
to Agents shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agents, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

10.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
          ------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
          -----------------------------------------------------

          No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10.11     MARSHALLING; PAYMENTS SET ASIDE.
          -------------------------------

          None of Agents or Lenders shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or any of Agents or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12     SEVERABILITY.
          ------------

          In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.
          ----------------------------------------------------------

          The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14     HEADINGS.
          --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.15     APPLICABLE LAW.
          --------------

          THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16     SUCCESSORS AND ASSIGNS.
          ----------------------

          This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
          ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI)   AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING
     TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

10.18     WAIVER OF JURY TRIAL.
          --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO

THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19     CONFIDENTIALITY.
          ---------------

          Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates and professional advisors of such Lender or disclosures reasonably required by (a) any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or (b) by any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder, or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that,
                                                               --------
unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated
--------  -------
or required to return any materials furnished by Company or any of its Subsidiaries.

10.20     COUNTERPARTS; EFFECTIVENESS.
          ---------------------------

          This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agents of written or telephonic notification of such execution and authorization of delivery thereof.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



          COMPANY:

                                   DIAMOND BRANDS OPERATING CORP.


                                   By:  _____________________________________
                                   Title:

                                   Notice Address:

                                   1800 Cloquet Avenue
                                   Cloquet, MN 55720-2141
                                   Attention:  Tom Knuesel

          LENDERS:

                                   WELLS FARGO BANK, N.A., individually and as
                                   Administrative Agent


                                   By:  ________________________________________
                                   Title:  _____________________________________

                                   Notice Address:

                                   Capital Markets Group
                                   555 Montgomery Street, 17th Floor
                                   San Francisco, CA 94111

                                   Attention:  Alan W. Wray

                                   DLJ CAPITAL FUNDING, INC., individually and as Syndication Agent


                                   By:  ________________________________________
                                   Title:  _____________________________________

                                   Notice Address:

                                   2121 Avenue of the Stars
                                   Fox Plaza, 30th Floor
                                   Los Angeles, CA 90067-5014
                                   Attention: Eric Swanson

                                   With a copy to:

                                   277 Park Avenue, 17th Floor
                                   New York, NY 10172
                                   Attention: Dana Klein

                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                   individually and as Documentation Agent

                                   By:  ________________________________________
                                   Title:  _____________________________________


                                   Notice Address:

                                   1585 Broadway, 10th Floor
                                   New York, NY 10036
                                   Attention:  James Morgan

                                   With a copy to:

                                   1585 Broadway, 10th Floor
                                   New York, NY 10036
                                   Attention:  Michael Hart

                                   BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                   ASSOCIATION


                                   By:  ________________________________________
                                   Title:  _____________________________________

                                   Notice Address:

                                   231 S. LaSalle Street
                                   Chicago, IL 60697
                                   Attention:  William Stafeil

                                   BANQUE PARIBAS


                                   By:  ________________________________________
                                   Title:  _____________________________________

                                   Notice Address:

                                   227 West Monroe Street, Suite 3300
                                   Chicago, IL 60606
                                   Attention:  Karen E. Coons

                                   BHF-BANK AKTIENGESELLSCHAFT


                                   By:  ________________________________________
                                   Title:  _____________________________________


                                   By:  ________________________________________
                                   Title:  _____________________________________

                                   Notice Address:

                                   111 West Ocean Blvd., Suite 1325
                                   Long Beach, CA 90802-4645
                                   Attention:  L. John Stewart

                                   With a copy to:

                                   590 Madison Avenue
                                   New York, NY 10022-2540
                                   Attention:  Dan Dobrjanskyj

                                   CREDIT LYONNAIS NEW YORK BRANCH


                                   By:  ________________________________________
                                   Title:  _____________________________________


                                   Notice Address:
                                   1301 Avenue of Americas
                                   New York, NY 10019
                                   Attention:  Olivier Tabouret

                                   THE FIRST NATIONAL BANK OF CHICAGO


                                   By:  ________________________________________
                                   Title:  _____________________________________


                                   Notice Address:

                                   One First National Plaza
                                   Suite 0323 1-15
                                   Chicago, IL 60670
                                   Attention:  Christina Zautcke

                                   U.S. BANK, NATIONAL ASSOCIATION


                                   By:  ________________________________________
                                   Title:  _____________________________________


                                   Notice Address:

                                   601 Second Avenue South
                                   Minneapolis, MN 55402
                                   Attention:  David A. Shapiro